UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to § 240.14a-12

Computer Programs and Systems, Inc.

(Name of registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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March 18, 2020

To the Stockholders of Computer Programs and Systems, Inc.:

You are invited to attend the 2020 Annual Meeting of Stockholders of Computer Programs and Systems, Inc. (the “Company”), which will be held at The Grand Hotel Golf Resort & Spa, One Grand Boulevard, Point Clear, Alabama 36564, on Thursday, April 30, 2020 at 8:00 a.m., Central Time. Details regarding admission to the annual meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

We have elected to take advantage of Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe that the rules will allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the annual meeting.

Your vote, whether in attendance on April 30, 2020 or by proxy, is important. Please review the instructions on each of your voting options described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement and the Notice of Internet Availability of Proxy Materials you received in the mail. For those of you who are able to join us in Point Clear, Alabama, there will be an opportunity for you to meet with management, the Board of Directors and your fellow stockholders and, importantly, vote your shares. If you are unable to join us in person, I urge you to vote as soon as possible.

Sincerely,

Glenn P. Tobin
Chairperson of the Board

COMPUTER PROGRAMS AND SYSTEMS, INC.

6600 Wall Street

Mobile, Alabama 36695

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD THURSDAY, APRIL 30, 2020

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Stockholders of Computer Programs and Systems, Inc. (the “Company”) will be held at 8:00 a.m., Central Time, on Thursday, April 30, 2020, at The Grand Hotel Golf Resort & Spa, One Grand Boulevard, Point Clear, Alabama 36564*. Directions to attend the annual meeting where you may vote in person can be found on our website at http://investors.cpsi.com. The annual meeting is being held for the following purposes:

1.	To elect three Class III directors to serve on the Board of Directors of the Company for a three-year term expiring at the 2023 Annual Meeting of Stockholders;

2.	To approve on a non-binding advisory basis the compensation of the Company’s named executive officers (“NEOs”);

3.	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accountants for the year ending December 31, 2020; and

4.	To transact such other business as may properly come before the annual meeting or any adjournment thereof.

The Board of Directors recommends that you vote FOR each of the three director nominees; FOR the approval on an advisory basis of the compensation of our NEOs; and FOR the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accountants for the year ending December 31, 2020. The annual meeting may be adjourned from time to time without notice other than announcement at the meeting or at adjournments thereof, and any business for which notice is hereby given may be transacted at any such adjournment.

The Board of Directors has set March 5, 2020 as the record date for the annual meeting. Only holders of record of the Company’s common stock at the close of business on the record date will be entitled to notice of, and to vote at, the annual meeting.

Whether or not you plan to attend the annual meeting, we urge you to review these materials carefully, which are available at www.proxydocs.com/CPSI. We also encourage you to vote by (i) following the instructions on the Notice that you received from your broker, bank or other nominee if your shares are held beneficially in “street name” or (ii) one of the following means if your shares are registered directly in your name with the Company’s transfer agent:

•

By Internet: Go to the website www.proxypush.com/CPSI and follow the instructions. You will need the control number included on your Notice of Internet Availability of Proxy Materials to obtain your records and create an electronic voting instruction form.

i

•

By Mail: You may request from the Company a hard copy of the proxy materials, including a proxy card, by following the instructions on your Notice of Internet Availability of Proxy Materials. If you request and receive a proxy card, please mark your selections on the proxy card, date and sign your name exactly as it appears on the proxy card and mail the proxy card in the pre-paid envelope that will be provided to you. Mailed proxy cards must be received no later than April 29, 2020 in order to be counted for the annual meeting.

By order of the Board of Directors,

Glenn P. Tobin
Chairperson of the Board

*

As part of our precautions regarding the coronavirus or COVID-19, we are planning for the possibility that the annual meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be available at http://investors.cpsi.com.

This Proxy Statement and the accompanying instruction form or proxy card are being made available on or about March 18, 2020.

Page

Other Matters	56

Deadline for Stockholder Proposals	56

Householding of Proxy Materials	56

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD THURSDAY, APRIL 30, 2020

This Proxy Statement, along with the accompanying Notice of Annual Meeting of Stockholders, contains information about the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Computer Programs and Systems, Inc., including any adjournments or postponements of the Annual Meeting. We are holding the Annual Meeting on Thursday, April 30, 2020 at 8:00 a.m., Central Time, at The Grand Hotel Golf Resort & Spa, One Grand Boulevard, Point Clear, Alabama 36564*.

This Proxy Statement relates to the solicitation of proxies by our Board of Directors (the “Board” or “Board of Directors”) for use at the Annual Meeting.

On or about March 18, 2020, we began sending a Notice of Internet Availability of Proxy Materials to all stockholders entitled to vote at the Annual Meeting.

We encourage all of our stockholders to vote at the Annual Meeting, and we hope the information contained in this document will help you decide how you wish to vote at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be held on April 30, 2020

The Notice of Annual Meeting of Stockholders, the Proxy Statement and the Company’s 2019 Annual Report to Stockholders are available free of charge to view, print and download at www.proxydocs.com/CPSI.

Additionally, you can find a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including financial statements and schedules thereto, on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “Corporate Information” section of our website at http://investors.cpsi.com (under the “2020 Annual Meeting Materials” link). You may also obtain a printed copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including financial statements and schedules thereto, free of charge, from us by sending a written request to: Computer Programs and Systems, Inc., 6600 Wall Street, Mobile, Alabama 36695, Attn: Corporate Secretary. Exhibits will be provided upon written request and payment of an appropriate processing fee.

*

As part of our precautions regarding the coronavirus or COVID-19, we are planning for the possibility that the Annual Meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be available at http://investors.cpsi.com.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Why is the Company soliciting my proxy?

The Board is soliciting your proxy to vote at the 2020 Annual Meeting of Stockholders to be held at The Grand Hotel Golf Resort & Spa, One Grand Boulevard, Point Clear, Alabama 36564, on Thursday, April 30, 2020 at 8:00 a.m., Central Time, and any adjournments of the meeting, which we refer to as the “Annual Meeting.” This Proxy Statement along with the accompanying Notice of Annual Meeting of Stockholders summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials, including this Proxy Statement and our 2019 Annual Report to Stockholders, by providing access to such documents on the Internet. Stockholders will not receive printed copies of the proxy materials unless they request them. Instead, commencing on or about March 18, 2020, a Notice of Internet Availability of Proxy Materials (the “Notice”) was sent to our stockholders which instructs you on how to access and review the proxy materials on the Internet. The Notice also instructs you on how to submit your proxy via the Internet. If you would like to receive a paper or email copy of our proxy materials, please follow the instructions for requesting such materials in the Notice.

Why am I receiving these materials?

Our Board is providing these proxy materials to you on the Internet or, upon your request, will deliver printed versions of these materials to you by mail, in connection with the Annual Meeting, which will take place on April 30, 2020. Stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

What is included in these materials?

These proxy materials include:

•	our Proxy Statement for the Annual Meeting; and

•	our 2019 Annual Report to Stockholders, which includes our Annual Report on Form 10-K, including our audited consolidated financial statements.

If you request printed versions of these materials by mail, these materials will also include the proxy card for the Annual Meeting.

What proposals will be voted on at the Annual Meeting?

At the Annual Meeting, we will ask you to:

Proposal 1:	Elect three Class III directors to serve on the Board of Directors of the Company for a three-year term expiring at the 2023 Annual Meeting of Stockholders;
Proposal 2:

Approve on an advisory basis the compensation of our NEOs, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative in this Proxy Statement; and

Proposal 3:	Ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accountants for the year ending December 31, 2020.

What is the Board’s voting recommendation?

The Company’s Board of Directors recommends that you vote your shares FOR the election of each of the Class III director nominees set forth in this Proxy Statement; FOR the approval, on an advisory basis, of the compensation of our NEOs, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative in this Proxy Statement; and FOR the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accountants for the year ending December 31, 2020.

Unless instructed to the contrary, the shares represented by the proxies will be voted FOR all of the listed nominees in Proposal 1 and FOR Proposals 2 and 3.

What shares owned by me can be voted?

All shares owned by you as of the close of business on March 5, 2020 (the “Record Date”) may be voted. You may cast one vote per share of common stock that you held on the Record Date. These include shares that are: (1) held directly in your name as the stockholder of record, and (2) held for you as the beneficial owner through a stock broker, bank or other nominee. At the close of business on the Record Date, there were 14,356,296 shares of the common stock of the Company, par value $0.001 per share, outstanding. Each stockholder is entitled to one vote in person or by proxy for each share of common stock held on all matters properly to come before the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of the Company’s stockholders hold their shares through a stock broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the stockholder of record with respect to those shares, and the Notice is being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the persons named as proxy holders, J. Boyd Douglas, the Company’s President and Chief Executive Officer, and Matt J. Chambless, the Company’s Chief Financial Officer, Secretary and Treasurer, or to vote in person at the Annual Meeting. If you request printed copies of the proxy materials, the Company will provide a proxy card for you to use. You may also vote on the Internet, as described below under the heading “How can I vote my shares without attending the Annual Meeting?”

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you are invited to attend the Annual Meeting. You also have the right to direct your broker on how to vote these shares. The Notice that you receive from your broker or nominee should include instructions for you to direct your broker or nominee how to vote your shares. You may also vote by Internet, as described below under “How can I vote my shares without attending the Annual Meeting?” However, shares held in “street name” may be voted in person by you only if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

How can I vote my shares in person at the Annual Meeting?

Shares held directly in your name as the stockholder of record or shares held beneficially in “street name” may be voted in person at the Annual Meeting. If you choose to vote your shares in person at the Annual Meeting and you are the stockholder of record, please bring proof of identification. If you hold your shares in “street name,” please bring proof of ownership of the Company’s common stock on the Record Date, such as the Notice of Internet

Availability of Proxy Materials, voting instruction form provided by your broker, bank or other nominee, or a proxy card, as well as proof of identification and a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, the Company recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

As part of our precautions regarding the coronavirus or COVID-19, we are planning for the possibility that the Annual Meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be available at http://investors.cpsi.com.

How can I vote my shares without attending the Annual Meeting?

Whether you hold your shares directly as the stockholder of record or beneficially in “street name,” you may direct your vote by proxy without attending the Annual Meeting. If you are the stockholder of record, you can vote by proxy by one of the following means:

•

By Internet: Go to the website www.proxypush.com/CPSI and follow the instructions. You will need the control number included on your Notice to obtain your records and create an electronic voting instruction form.

•

By Mail: You may request a hard copy of the proxy materials, including a proxy card, by following the instructions on your Notice. If you request and receive a proxy card, please mark your selections on the proxy card, date and sign your name exactly as it appears on the proxy card and mail the proxy card in the pre-paid envelope that will be provided to you. Mailed proxy cards must be received no later than April 29, 2020 in order to be counted for the Annual Meeting.

If you hold your shares beneficially in “street name,” please follow the instructions provided in the Notice, or, if you request printed copies of proxy materials, on the proxy card or voting instruction form. We urge you to review the proxy materials carefully before you vote. These materials are available at www.proxydocs.com/CPSI.

Can I revoke my proxy or change my vote?

You may revoke your proxy or change your voting instructions prior to the vote at the Annual Meeting. You may enter a new vote by using the Internet or by mailing a new proxy card or new voting instruction form bearing a later date (which will automatically revoke your earlier voting instructions), which new proxy card must be received by April 29, 2020. You may also enter a new vote by attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting in person will not cause your previously granted proxy to be revoked unless you specifically so request.

What is the voting requirement to approve each of the proposals?

Proposal 1, Election of Directors: Under the Company’s Bylaws, in order for a director nominee to be elected to the Board of Directors by the Company’s stockholders in an uncontested election of directors, he or she must receive an affirmative vote of a majority of the votes cast affirmatively or negatively. This means that a Class III director nominee will be elected to the Board of Directors at the Annual Meeting if the votes cast “for” the nominee’s election exceed the votes cast “against” the nominee’s election at the meeting, with abstentions not counting as votes “for” or “against.” If you do not instruct your broker how to vote with respect to this item, your broker may not vote your shares with respect to the election of directors. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors.

An uncontested incumbent director is required to submit a contingent letter of resignation to the Board of Directors at the time of his or her nomination for consideration by the Nominating and Corporate Governance Committee of the Board. If such a director does not receive a majority of votes cast “for” his or her election, the Nominating and Corporate Governance Committee is required to consider on an expedited basis such director’s tendered resignation and make a recommendation to the Board concerning the acceptance or rejection of the tendered resignation. The Board is required to take formal action on the committee’s recommendation expeditiously following the date of certification of the election results. The Company will publicly disclose the Board’s decision and its reasoning with regard to its decision on the tendered resignation.

Proposal 2, Advisory Vote on Executive Compensation: Our Board of Directors is seeking a non-binding advisory vote regarding the compensation of our NEOs, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosures contained in this Proxy Statement. Under the Company’s Bylaws, in order to be approved, this proposal requires an affirmative vote of a majority of the votes cast affirmatively or negatively. This means that the votes that stockholders cast “for” this proposal must exceed the votes that stockholders cast “against” this proposal at the meeting, with abstentions not counting as votes “for” or “against.” If you do not instruct your broker how to vote with respect to this item, your broker may not vote your shares with respect to the advisory vote on executive compensation. Abstentions and broker non-votes will not be taken into account in determining the outcome of the advisory vote on executive compensation. This vote is advisory and non-binding in nature, but our Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Proposal 3, Ratification of Appointment of Independent Registered Public Accountants: Under the Company’s Bylaws, in order to be approved, this proposal requires an affirmative vote of a majority of the votes cast affirmatively or negatively. This means that the votes that stockholders cast “for” this proposal must exceed the votes that stockholders cast “against” this proposal at the meeting, with abstentions not counting as votes “for” or “against.” Abstentions will not be taken into account in determining the outcome of the ratification of the appointment of the Company’s independent registered public accountants.

What is the effect of abstentions and broker non-votes?

A stockholder may abstain with respect to each item submitted for stockholder approval. Abstentions will be counted as present for purposes of determining the existence of a quorum at the Annual Meeting. Abstentions will not affect the outcome of the election of directors (Proposal 1), the non-binding advisory vote on executive compensation (Proposal 2) or the ratification of the appointment of the Company’s independent registered public accountants (Proposal 3).

If you hold your shares in “street name” and do not direct your broker or other nominee as to how you want your shares to be voted in the election of directors (Proposal 1) or the non-binding advisory vote on the compensation of our NEOs (Proposal 2), your broker or other nominee is not permitted to vote those shares on your behalf on such proposal (resulting in a “broker non-vote” for each proposal for which your broker or other nominee does not vote your shares). Accordingly, if you hold your shares in “street name,” it is critical that you complete and return the voting instruction form if you want your votes counted in the election of directors (Proposal 1) and the non-binding advisory vote on the compensation of our NEOs (Proposal 2).

Broker non-votes are counted for general quorum purposes but are not entitled to vote with respect to any matter for which a broker does not have discretionary authority to vote. Broker non-votes will have no effect on the election of directors (Proposal 1) or the non-binding advisory vote on the compensation of our NEOs (Proposal 2). Because your broker or other nominee has discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accountants (Proposal 3), broker non-votes are not expected to result from this proposal.

What does it mean if I receive more than one Notice, proxy card or voting instruction form?

It means your shares are registered differently or are held in more than one account. For each Notice you receive, please submit your vote for each control number you have been assigned. If you receive paper copies of proxy materials, please provide voting instructions for all proxy cards and voting instruction forms you receive.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting and publish preliminary results, or final results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

What happens if additional proposals are presented at the Annual Meeting?

Other than the three proposals described in this Proxy Statement, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, J. Boyd Douglas, the Company’s President and Chief Executive Officer, and Matt J. Chambless, the Company’s Chief Financial Officer, Secretary and Treasurer, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason, any one or more of the Company’s nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

What is the quorum requirement for the Annual Meeting?

The quorum requirement for holding the Annual Meeting and transacting business is a majority of the outstanding shares entitled to be voted and present at the meeting. The shares may be present in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. If a quorum is not present or if we decide that more time is necessary for the solicitation of proxies, we may adjourn the Annual Meeting. We may do this with or without a stockholder vote. Alternatively, if the stockholders vote to adjourn the meeting in accordance with the Company’s Bylaws, the named proxies will vote all shares of common stock for which they have voting authority in favor of adjournment.

Who will bear the cost of soliciting proxies for the Annual Meeting?

The Company will pay the entire cost of soliciting proxies for the Annual Meeting, including the distribution of proxy materials. We will request brokers or nominees to forward this Proxy Statement to their customers and principals and will reimburse them for expenses so incurred. If deemed necessary, we may also use our officers and regular employees, without additional compensation, to solicit proxies personally or by telephone.

PROPOSAL 1

ELECTION OF CLASS III DIRECTORS

Board Structure

Our Certificate of Incorporation provides that the number of directors of the Company shall be fixed by resolution of the Board of Directors and divided into three classes. Directors in each class are elected for three-year terms. The current term of the Class III directors expires at the 2020 Annual Meeting of Stockholders. The current Class I directors will serve until the 2021 Annual Meeting of Stockholders and until their successors have been elected and qualified. The current Class II directors will serve until the 2022 Annual Meeting of Stockholders and until their successors have been elected and qualified.

We currently have ten directors. A. Robert Outlaw, Jr., who is a current Class III director, has decided not to stand for re-election to the Company’s Board of Directors when his term expires at the 2020 Annual Meeting. Christopher T. Hjelm was elected to the Board effective December 27, 2019, in order to fill the vacancy that will be left by Mr. Outlaw on the Board as of the Annual Meeting, as well as to satisfy the requirements of a support agreement between the Company and Gilead Capital LP and its affiliates (collectively, “Gilead Capital”), the terms of which are described below. Mr. Hjelm is serving as a Class III director and was appointed to the Compensation Committee of the Board. In connection with the election of Mr. Hjelm to the Board on December 27, 2019, the Board approved an increase in the size of the Board from nine directors to ten directors. The Board also approved a decrease in the size of the Board from ten directors to nine directors effective as of the conclusion of the Annual Meeting, when Mr. Outlaw’s term expires.

As mentioned above, the Company entered into a support agreement with Gilead Capital (the “Support Agreement”) on February 27, 2019, pursuant to which the Company agreed to, among others, appoint Mr. Strong as an independent director of the Board and elect an additional independent director, to be mutually agreed upon by the Company and Gilead Capital, prior to the deadline for the submission of stockholder nominations for directors at the 2020 Annual Meeting. The Board’s election of Mr. Hjelm to the Board effective December 27, 2019 satisfied this requirement.

The Board of Directors has nominated Regina M. Benjamin, David A. Dye and Christopher T. Hjelm for election as Class III directors to serve a three-year term until the 2023 Annual Meeting of Stockholders and until their successors have been elected and qualified. The Board has not nominated A. Robert Outlaw, Jr., who currently serves as a Class III director, for election to the Board. Pursuant to the Company’s Director Resignation Policy, each of Dr. Benjamin, Mr. Dye and Mr. Hjelm has tendered an irrevocable contingent resignation letter. If any of Dr. Benjamin, Mr. Dye or Mr. Hjelm fails to receive a majority of the votes cast affirmatively or negatively at the Annual Meeting, the Nominating and Corporate Governance Committee of the Board of Directors will recommend to the Board, and the Board will determine, whether to accept or reject the resignation tendered by such individual. Following the Board’s decision, the Company will file a Current Report on Form 8-K with the SEC in order to disclose the decision, the process by which the decision was made and, if applicable, the Board’s reason or reasons for rejecting the tendered resignation.

Voting of Proxies

Unless otherwise instructed, the proxy holders will vote proxies held by them FOR the election of Regina M. Benjamin, David A. Dye and Christopher T. Hjelm as Class III directors. The Board anticipates that the nominees named above will be able to serve, but if any of the nominees should be unable or unwilling to serve, the proxies will be voted for a substitute selected by the Board, or the Board may decide not to select an additional person as a director or to reduce the size of the Board. Proxies cannot be voted for a greater number of persons than the number of actual nominees so named. Vacancies that occur on the Board of Directors may be filled by remaining directors until the next election of directors for the class in which the vacancy occurred.

The Board of Directors recommends that the stockholders vote FOR each of the three Class III director nominees named above.

Information About the Nominees and Other Directors

The biographies of each of the nominees and our other directors below contain information regarding such person’s service as a director, business experience, director positions held currently or at any time during the last five years, certain familial relationships to any executive officers, if applicable, information regarding involvement in certain legal or administrative proceedings, if applicable, and, with respect to the nominees and the continuing directors, the experiences, qualifications, attributes or skills that caused the Board of Directors to determine that the person should serve as a director. Each of the nominees currently serves as a director of the Company. The stock ownership with respect to each director and nominee for director is set forth in the table entitled “Security Ownership of Certain Beneficial Owners and Management.”

Class III Nominees for Election – Terms to Expire in 2020

Regina M. Benjamin, 63, was elected as a director on November 9, 2017. Dr. Benjamin served as the United States Surgeon General and Vice Admiral of the U.S. Public Health Service from 2009 to 2013, and currently serves as the Chief Executive Officer of and a practicing physician at the Bayou La Batre Rural Health Clinic (a/k/a BayouClinic, Inc.), a Federally Qualified Health Center Look-Alike which she founded in 1990. In 1995, Dr. Benjamin became the first person under age 40 elected to the American Medical Association Board of Trustees and, in 2004, she became President of the Medical Association of Alabama, making her the first African American female president of a state medical society in the nation. Dr. Benjamin is currently a member of the board of directors and audit committee of Diplomat Pharmacy, Inc. (a NYSE-traded company), as well as the boards of directors of ConvaTec (a London Stock Exchange-traded company) and Kaiser Foundation Hospitals and Health Plan. Dr. Benjamin previously served on the board of directors of Alere Inc. (a NYSE-traded company).

Dr. Benjamin has substantial experience in the healthcare industry and has a deep understanding of the medical community and the dynamic regulatory and reimbursement environment. She has extensive expertise providing leadership in regulatory and compliance affairs to both public and private companies in the healthcare industry, which makes Dr. Benjamin a valuable asset to the Board.

David A. Dye, 50, has been a director since March 2002, served as Chairperson of the Board of Directors from May 2006 until April 2019, and was appointed as Chief Growth Officer in November 2015, having served as our Chief Financial Officer, Secretary and Treasurer from June 2010 until November 2015. Mr. Dye began his career with CPSI in May 1990 as a Financial Software Support Representative. From that time until June 1999, he worked for CPSI in various capacities, including as Manager of Financial Software Support, Director of Information Technology and then as CPSI’s Vice President supervising the areas of sales, marketing and information technology. Mr. Dye served as CPSI’s President and Chief Executive Officer from July 1999 until May 2006, at which time he was appointed Chairperson of the Board. Mr. Dye served as a director of Bulow Biotech Prosthetics, a company headquartered in Nashville, Tennessee that operates prosthetic clinics in the Southeastern United States from July 2006 until October 2018.

Mr. Dye has been employed by CPSI for more than 30 years in a number of positions and areas and has served in senior executive positions for over 22 years, including as Chief Executive Officer for over six years and Chief Financial Officer for over five years, providing him with extensive knowledge of CPSI’s operations.

Christopher T. Hjelm, 58, was elected as a director on December 27, 2019. Mr. Hjelm served as Executive Vice President and Chief Information Officer of The Kroger Company, a food retailing company, from September 2015 until his retirement in August 2019. Prior to this, he served as Senior Vice President and Chief Information Officer of The Kroger Company beginning in 2005. Mr. Hjelm currently serves on the board of directors of Inky Technology Corporation, a cyber-security company that secures emails against phishing, and on the investment committee for each of Connectic Ventures and Cintrifuse. Mr. Hjelm previously served on the board of directors of Kindred Healthcare, Inc. (previously a NYSE-traded company), a healthcare services company that operates long-term acute-care hospitals and provides rehabilitation services across the United States.

The Board believes that Mr. Hjelm’s public board experience and over 25 years of senior-level technology leadership experience make him a valuable asset to the Board.

Class I Continuing Directors – Terms to Expire in 2021

W. Austin Mulherin, III, 54, was first elected as a director in February 2002. Since 1991, Mr. Mulherin has practiced law, handling a variety of litigation and business matters for public and private companies. He has been a partner in the law firm of Frazer, Greene, Upchurch & Baker, LLC since 1998.

Mr. Mulherin’s 29 years of experience as a practicing attorney, during which period he has advised a number of public companies on a variety of issues, provide a unique and valuable perspective to the Board. Additionally, Mr. Mulherin served on the board of directors of the predecessor company to CPSI (predating CPSI’s initial public offering in 2002) and has extensive knowledge of CPSI and its operations.

Jeffrey A. Strong, 42, was elected as a director on February 27, 2019. Mr. Strong has served as the Chief Investment Officer and Managing Partner of Gilead Capital LP since January 2016 and as the Managing Member of Gilead Capital GP LLP since September 2014. Prior to joining Gilead Capital, Mr. Strong was a Partner at QVT Financial LP, a multi-strategy hedge fund, from 2009 until September 2014 and a Senior Analyst from 2005 to 2009. At QVT, Mr. Strong specialized in active ownership investments and other global special situations. From 2001 to 2005, Mr. Strong served as an Analyst at Shenkman Capital Management, a high-yield bond investment manager, where he focused on the healthcare, telecom and chemical industries. Mr. Strong previously served on the boards of directors of Landauer, Inc. (a NYSE-traded company), Treveria plc (a London Stock Exchange-traded company), Fornebu Utvikling ASA (an Oslo Stock Exchange-traded company) and TPC Group Inc. (a Nasdaq-traded company), as well as various committees of such boards. Mr. Strong is a CFA® charterholder.

Mr. Strong’s public board experience, focus on corporate governance issues as an investor and a board member, and experience as an investment professional add valuable insight to the Board.

Glenn P. Tobin, 58, was elected as a director on November 9, 2017 and was appointed as Chairperson of the Board in April 2019. Mr. Tobin served as Senior Vice President—Accountable Care Solutions of The Advisory Board Company, a research, technology and consulting firm serving the healthcare and education industries, beginning in 2012. Mr. Tobin then served as the Chief Executive Officer of Crimson, The Advisory Board Company’s health analytics division, until his retirement in early 2017. Mr. Tobin also served as the Chief Operating Officer of CodeRyte, Inc. from 2010 to 2012 and held various executive positions within Cerner Corporation from 1998 to 2004. Additionally, he was a General Manager for Corporate Executive Board and was a consultant for McKinsey and Company.

The Board believes that Mr. Tobin’s extensive experience in the healthcare and technology industries, including in various leadership roles, contributes greatly to the Board’s composition.

Class II Continuing Directors – Terms to Expire in 2022

J. Boyd Douglas, 53, has served as CPSI’s President and Chief Executive Officer since May 2006. He was first elected as a director in March 2002. Mr. Douglas began his career with CPSI in August 1988 as a Financial Software Support Representative. From May 1990 until December 1994, Mr. Douglas served as Manager of Electronic Billing, and from December 1994 until July 1999, he held the position of Director of Programming Services. From July 1999 until May 2006, Mr. Douglas served as CPSI’s Executive Vice President and Chief Operating Officer.

Mr. Douglas has been employed by CPSI for more than 31 years in a number of positions and areas and has served in senior executive positions for over 20 years, providing him with intimate knowledge of CPSI’s operations and the healthcare industry.

Charles P. Huffman, 66, was first elected as a director at the 2004 annual meeting, and he served as Lead Director of the Board from November 2017 until April 2019. From August 2007 until his retirement in November 2008, Mr. Huffman served as Executive Vice President and Chief Financial Officer of EnergySouth, Inc., a public company specializing in natural gas distribution and storage. From 1998 to 2001, Mr. Huffman served as the Senior Vice President, Chief Financial Officer and Treasurer of EnergySouth, Inc., and from 2001 to July 2007, Mr. Huffman served as the Senior Vice President and Chief Financial Officer of EnergySouth, Inc.

The Board believes that Mr. Huffman’s years of experience as an officer of a public company, EnergySouth, Inc., including serving as the principal financial and accounting officer, give him a wide range of accounting, financial, capital markets and executive management experience that contributes greatly to the composition of the Board.

Denise W. Warren, 58, was elected as a director on November 9, 2017. Ms. Warren has served as the Executive Vice President and Chief Operating Officer of WakeMed Health & Hospitals, a 919-bed healthcare system with multiple facilities in the Raleigh, North Carolina area, since 2015. Prior to this, Ms. Warren served as the Chief Financial Officer of Capella Healthcare, Inc. from 2005 to 2015. Ms. Warren began her career in 1980 with Ernst & Whinney (Ernst & Young), and then worked for a series of financial firms, including E. F. Hutton, Ford Capital, LTD, CS First Boston and Merrill Lynch & Co. Before joining Capella Healthcare, Inc., Ms. Warren served as Senior Vice President and Chief Financial Officer of Gaylord Entertainment Company and Senior Equity Analyst and Research Director for Avondale Partners LLC. She currently serves as a member of the board of directors and the compensation committee, as well as the chairperson of the audit committee, for Brookdale Senior Living (a NYSE-traded company). She also serves on the boards of directors of HeartCare+ and CancerCare+, two collaborations with Duke University Health System, Rockroom Insurance Group and the Raleigh Chamber of Commerce. Ms. Warren previously served on the boards of directors of the American Heart Association—Middle Tennessee and the Federation of American Hospitals, and on the Vizient Central Atlantic Executive Board.

Ms. Warren brings more than 30 years of experience in operations, finance and executive management and has an extensive track record working with both public and private companies. The Board believes that Ms. Warren’s financial and accounting expertise and her substantial advisory experience in the healthcare industry make her a valuable asset to the Board.

Class III Director – Not Standing for Re-election

A. Robert Outlaw, Jr., 65, was first elected as a director in February 2014. Mr. Outlaw began his career with Morrison, Inc., a cafeteria management company, where he worked in the Budget & Forecasting Department and the Treasurer’s Office until 1985. In 1985, Mr. Outlaw started Marshall Biscuit Company, which he owned and operated as Chief Executive Officer for 22 years until it was purchased by Lancaster Colony Inc. in 2007. Mr. Outlaw served on the board of directors of Morrison Management Specialists, Inc., formerly known as Morrison Health Care, Inc., from 1996 until it was acquired by the Compass Group in 2001 and ceased to be a public company. Since 2005, Mr. Outlaw has served as the Chief Executive Officer and part-owner of China Doll Rice and Beans, Inc.

CORPORATE GOVERNANCE AND BOARD MATTERS

Governance Highlights

Our Board of Directors is committed to having sound corporate governance principles. Having such principles is essential to running our business efficiently and to maintaining our integrity in the marketplace. The “Corporate Governance and Board Matters” section of this Proxy Statement describes our governance framework, which includes the following features:

•	Majority voting in uncontested director elections, combined with contingent resignations of directors

•	8 of 10 independent directors (7 of 9 following the Annual Meeting)

•	Independent Chairperson of the Board

•	No poison pill in place

•	Annual Board and committee evaluations, as well as director self-evaluations, with focus on tangible improvements

•	Mandatory anti-corruption compliance training for directors
•	Stock ownership guidelines and equity retention requirements for non-employee directors

•	Regular executive sessions of independent directors

•	No supermajority standards — stockholders may amend our bylaws or charter by simple majority vote

•	Mandatory retirement age for directors of 72, subject to exceptions granted by the Nominating and Corporate Governance Committee

•	Risk oversight by full Board and designated committees

•	Annual assessment of Board leadership structure

We are committed to maintaining the highest standards of corporate governance and we engage proactively with our stockholders to discuss corporate governance, our compensation programs and any other matters of interest. Our stockholder engagement efforts allow us to better understand our stockholders’ priorities, perspectives and concerns, and enable the Company to effectively address issues that matter most to our stockholders.

Board, Committee and Individual Director Evaluation Program

Pursuant to the Corporate Governance Guidelines, the Board and each of its committees conduct an annual evaluation of its performance, led by the Nominating and Corporate Governance Committee. The evaluation is intended to determine whether the Board and its committees are functioning effectively and fulfilling the requirements set forth in the Corporate Governance Guidelines or the committee’s charter, as applicable. Beginning in 2018, the evaluations also included self-evaluations pursuant to which the directors were asked to examine their own contributions to the Board or committee, as appropriate, and potential areas of improvement. The Nominating and Corporate Governance Committee formalized the following self-evaluation program, with the goal of placing additional emphasis on improvements to processes and effectiveness:

Board and Committee members complete self-evaluations: These questionnaires are completed individually in order to encourage honest feedback from the directors

Group discussions: The Board or committee, as applicable, engages in a discussion of the completed questionnaires in order to assess performance in areas such as meeting efficiency, membership and structure, culture and operational effectiveness, and execution of roles and responsibilities.

Focus on outcomes: The Nominating and Corporate Governance Committee discusses the outcomes of the Board and committee evaluations, determines appropriate follow-up action items and assigns responsibility for such actions.

As a direct result of the 2019 evaluation program, the Board is working with management to finalize the Company’s budget earlier in the year and the Board decided to formalize the practice of having a standing meeting of each committee in connection with each quarterly Board meeting. Following the Board’s evaluation process in 2018, the Board took steps to improve the director onboarding process, increase educational and training opportunities for directors throughout the year, and implement a regular schedule of operational updates to the Board from various areas of management. The Nominating and Corporate Governance Committee is responsible for ensuring these actions items, as well as others resulting from the evaluation process, are implemented throughout the year.

Governance and Compliance Documents

The Board of Directors has adopted Corporate Governance Guidelines that set forth the Company’s fundamental corporate governance principles and provide a flexible framework for the governance of the Company. The Corporate Governance Guidelines address, among other things, Board functions and responsibilities, management succession, Board membership and independence, Board meetings and Board committees, access to management, director orientation and continuing education, and annual performance evaluations, as discussed above under “Board, Committee and Individual Director Evaluation Program.” The Nominating and Corporate Governance Committee regularly reviews and reassesses the adequacy of the Corporate Governance Guidelines and recommends any proposed changes to the Board, and the full Board approves such changes as it deems appropriate.

We have adopted a Code of Business Conduct and Ethics that is applicable to all of our directors, officers (including our CEO and senior financial officers) and employees. We have also adopted a separate Code of Ethics with additional guidelines and responsibilities applicable to our CEO and senior financial officers, known as the Code of Ethics for CEO and Senior Financial Officers. Our Codes of Ethics are closely tied to our other compliance documents, including our Anti-Corruption Policy and our Gifts, Meals, Entertainment, and Travel Policy, which the Board of Directors adopted in early 2019. We have certain international operations, and as such compliance with all anti-corruption and anti-bribery laws is a key component of our ethics focus. In accordance with applicable laws, we prohibit improperly influencing business decisions or improperly securing advantages. Our compliance team conducts regular compliance training for our directors and annual compliance training for certain employees, and this dedication helps to ensure that our personnel are aware of their compliance obligations and well-equipped to meet them.

Copies of the Corporate Governance Guidelines, the Code of Business Conduct and Ethics, the Code of Ethics for CEO and Senior Financial Officers, the Anti-Corruption Policy, and the Gifts, Meals, Entertainment, and Travel Policy are available on our website at http://investors.cpsi.com under “Corporate Governance.”

Director Independence

Listing standards of the Nasdaq Stock Market (“Nasdaq”) require that the Company have a majority of independent directors. Accordingly, because our Board of Directors currently has ten members, Nasdaq requires that six or more of the directors be independent. At the conclusion of the Annual Meeting, the Board of Directors will have nine members, so five or more of the directors must be independent on or after April 30, 2020. Nasdaq’s listing standards provide that no director will qualify as “independent” for these purposes unless the Board of Directors affirmatively determines that the director has no relationship with the Company that would interfere with the exercise of the director’s independent judgment in carrying out the responsibilities of a director. Additionally, the listing standards set forth a list of relationships that would preclude a finding of independence.

The Board affirmatively determines the independence of each director and nominee for election as a director. The Board makes this determination annually. In accordance with Nasdaq’s listing standards, we do not consider a director to be independent unless the Board determines (i) that no relationship exists that would preclude a finding of independence under Nasdaq’s listing standards and (ii) that the director has no relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) that would interfere with the exercise of the director’s independent judgment in carrying out his or her responsibilities as a director. Members of the Audit, Compensation and Nominating and Corporate Governance Committees must also meet applicable independence tests of Nasdaq and the SEC.

The Board of Directors has reviewed a summary of directors’ responses to a questionnaire asking about their relationships with the Company, as well as material provided by management related to transactions, relationships or arrangements between the Company and the directors and parties related to the directors. Following this review, the Board determined that all eight of the non-employee directors listed below are independent. At the conclusion of the Annual Meeting, the Board of Directors will have nine members, at which time all seven of the non-employee directors will be independent. The following table describes the categories or types of transactions, relationships or arrangements considered by the Board in reaching its determination that the following directors are independent:

Name	Independent	Transactions/Relationships/Arrangements Considered
Regina M. Benjamin	Yes	None

Christopher T. Hjelm	Yes	None

Charles P. Huffman	Yes	None

W. Austin Mulherin, III	Yes

Mr. Mulherin is a partner in a law firm that performs certain legal services for CPSI. With respect to each of the most recent three completed fiscal years, total payments by CPSI to the law firm have been less than $120,000, which is also significantly less than 5% of the law firm’s annual revenues. Effective August 1, 2011, the law firm also serves as escrow agent for a copy of the software licensed by CPSI to third parties, for which the firm receives a nominal amount of consideration.

Mr. Mulherin’s brother-in-law, Matt Cole, is employed by CPSI as a sales manager. Mr. Cole is not an officer of CPSI.

A. Robert Outlaw, Jr.	Yes	None

Jeffrey A. Strong	Yes	Mr. Strong is the Chief Investment Officer and Managing Partner of Gilead Capital LP and the Managing Member of Gilead Capital GP LLP. The Company and Gilead Capital LP and its affiliates are parties to the Support Agreement described on page 6 of this Proxy Statement.

Glenn P. Tobin	Yes	None

Denise W. Warren	Yes	None

Additionally, the Board determined that each current member of the Audit, Compensation and Nominating and Corporate Governance Committees, as well as each director who served on any of the committees during 2019, also satisfies the independence tests referenced above.

Company Leadership Structure

The business of the Company is managed under the direction of the Board of Directors, which is elected by our stockholders. The basic responsibility of the Board is to lead the Company by exercising its business judgment to act in what each director reasonably believes to be the best interests of the Company and its stockholders. The Board oversees the business and affairs of the Company and monitors the performance of its management. Although the Board is not involved in the Company’s day-to-day operations, the directors keep themselves informed about the Company through meetings of the Board, reports from management and discussions with the Company’s NEOs. Directors also communicate with the Company’s outside advisors, as necessary.

The Board does not have a policy requiring the separation or combination of the CEO and Chairperson roles, but these positions have been separated since CPSI’s initial public offering in 2002. On February 27, 2019, the Board elected Glenn P. Tobin, an independent director, as the Chairperson of the Board, effective as of the 2019 Annual Meeting. The Board has determined that it is in the best interests of the Company’s stockholders at this time to have an independent director serve as Chairperson of the Board. The Board believes this leadership structure effectively allocates authority, responsibility and oversight between management and the independent members of our Board. It gives primary responsibility for the operational leadership and strategic direction of the Company to our CEO, while the Chairperson facilitates our Board’s independent oversight of management, promotes communication between senior management and our Board about issues such as executive compensation, company performance, and management development and succession planning, and leads our Board’s consideration of key governance matters. As the Chairperson, Mr. Tobin presides at all meetings of the Board, including executive sessions of the independent directors, sets the agendas for Board meetings in consultation with the CEO and other directors, communicates the Board’s feedback to the CEO and communicates on behalf of the Board with various constituencies involved with the Company. In the event that the Chairperson of the Board is not independent, the Board can elect an independent director to serve in a lead capacity to coordinate the activities of the other independent directors and to perform such other duties and responsibilities as set forth in the Lead Director Charter.

Executive Sessions

Executive sessions of the independent directors of the Board of Directors are to be held at least two times a year and otherwise as needed. Such sessions are chaired by the Chairperson of the Board, if such individual is independent under Nasdaq’s listing standards, by the lead independent director, if the Chairperson is not independent, or in the absence of an independent Chairperson or a lead independent director, by an independent director selected by a majority of the independent directors. The chairperson of the executive sessions also establishes agendas for such sessions.

Risk Oversight

Our management continually monitors the material risks facing the Company, including financial risk, strategic risk, operational risk, and legal and compliance risk. The Board of Directors is responsible for exercising oversight of management’s identification and management of, and planning for, those risks. The Board believes that an effective risk management system should be focused on (1) timely identifying the material risks that the Company faces, (2) communicating necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant Board committee, (3) implementing appropriate and responsive risk management strategies consistent with the Company’s risk profile, and (4) integrating risk management into Company decision-making.

The Board has designated the Audit Committee to take the lead in overseeing risk management, and the Audit Committee has developed a risk management oversight program that is designed to assist the Board and management in identifying and prioritizing the Company’s material risks and, for each risk, assigning responsibility for oversight and designing and monitoring the status of a risk mitigation plan. In addition, the Board encourages management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations.

The Board has delegated to certain committees oversight responsibility for those risks that are directly related to their areas of focus. The Audit Committee reviews our risks related to the Company’s financial assets and liabilities, accounting and financial reporting. The Compensation Committee considers risk issues when establishing and administering our compensation program for executive officers and other key personnel. The Nominating and Corporate Governance Committee oversees matters relating to the composition and organization of the Board and advises the Board how its effectiveness can be improved by changes in its composition and organization. In connection with its oversight responsibility with respect to cybersecurity risks facing the Company, the Board authorized in October 2017 the formation of a Cybersecurity Committee, which is now known as the Governance, Risk & Compliance (“GRC”) Committee. The GRC Committee is currently comprised of the Executive Vice President, Chief Technology Officer, Chief Financial Officer, Corporate Security Officer, Corporate Compliance Officer and Corporate Counsel. The GRC Committee meets quarterly to discuss the primary compliance-related risks currently facing the Company, including cybersecurity risks, and the Committee reports to Mr. Fowler, the Company’s Chief Operating Officer and President of TruBridge, LLC, who in turn provides updates to the Board.

The Board and its committees exercise their risk oversight function by carefully evaluating the reports they receive from management and by making inquiries of management with respect to areas of particular interest to the Board or committee. We believe that our leadership structure also enhances the Board’s risk oversight function since our Chairperson regularly discusses with management the material risks facing the Company. The Chairperson is also expected to report candidly to his fellow directors on his assessment of the material risks we face, based upon the information he receives from management.

Management Succession Planning and Strategic Planning

The Compensation Committee oversees succession planning for the CEO and senior management team. The CEO succession plan is reviewed at least annually, or more often if appropriate, with the full Board of Directors to ensure a smooth transition in the event of a planned or unplanned vacancy in the office of the CEO. Succession planning for our executive officers other than the CEO is reviewed at least annually and more often as necessary to identify potential successors and oversee their career development planning. The CEO provides the Board with recommendations and evaluations of potential successors, along with a review of their development plans when the individuals are internal candidates.

The Board and senior management team meet annually to review the Company’s strategic plan. During this session, the Board and management discuss a high-level review of the Company’s vision, as well as the Company’s strategic plan for the next three to five years. The Board engages in discussion regarding various aspects of the Company’s corporate strategy, including major business and organizational initiatives and potential business development opportunities, at each regular meeting.

Board Structure and Committees

Our Board of Directors is divided into three classes, with one class of directors being elected at each annual meeting of stockholders. Each director serves for a term of three years and until his or her successor is elected and qualified. During 2019, the Company had three standing committees of the Board of Directors: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The Board may from time to time form other committees as circumstances warrant. Such committees will have the authority and responsibility as delegated by the Board.

Only members of the Board of Directors can be members of a committee, and each committee is required to report its actions to the full Board. The Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee each operates under a written charter adopted by the Board, which are available on the Company’s website at http://investors.cpsi.com under “Corporate Governance.” The Nominating and Corporate Governance Committee is responsible for evaluating the membership of the committees and making recommendations to the Board regarding the same, which it does annually following a review of the Board’s current competencies. This periodic review of each director’s specific skills and experience allows the Nominating and Corporate Governance Committee to ensure that the committees are organized for optimal effectiveness.

None of the incumbent directors attended less than 75% of the aggregate of (a) the total number of meetings held in 2019 of the Board of Directors while he or she was a director and (b) the total number of meetings held in 2019 of all committees of the Board on which he or she served. Absent extenuating circumstances, directors are expected to attend annual meetings of the Company’s stockholders. All of our incumbent directors attended the 2019 Annual Meeting of Stockholders who were members of the Board of Directors at such time.

The following table sets forth the current membership of the Board of Directors and each committee of the Board and includes the number of meetings that the Board and each committee held during 2019:

Director	Board	Audit	Compensation	Nominating and Corporate Governance
Regina M. Benjamin	•			C
J. Boyd Douglas (CEO)	•
David A. Dye (Chief Growth Officer)	•
Christopher T. Hjelm	•		•
Charles P. Huffman	•	C		•
W. Austin Mulherin, III	•
A. Robert Outlaw, Jr.	•	•	•
Jeffrey A. Strong	•		•
Glenn P. Tobin	C		C
Denise W. Warren	•	•
Number of 2019 Meetings	15	5	7	14

C = Chairperson

• = Member

Audit Committee

The current members of the Audit Committee are Charles P. Huffman (Chairperson), A. Robert Outlaw, Jr. and Denise W. Warren, each of whom qualifies as independent under applicable Nasdaq listing standards and satisfies the heightened independence standards under SEC rules. Furthermore, in accordance with SEC rules, the Board has determined that each of Charles P. Huffman and Denise W. Warren qualifies as an “audit committee financial expert” as defined by the applicable SEC rules. The Report of the Audit Committee appears on page 54 of this Proxy Statement.

The primary duties of the Audit Committee are to:

•

Assist the Board in fulfilling its responsibility of overseeing management’s conduct of the Company’s financial reporting process, including by appointing, determining the compensation of, and overseeing the work of the Company’s independent auditor;

•	Review and discuss with management and the Company’s independent auditor the Company’s annual and quarterly financial statements, including their judgment about the quality of accounting principles;

•

Recommend to the Board that the Company’s annual audited financial statements be included in the Company’s Annual Report on Form 10-K and prepare the report of the Committee required to be included in the Company’s annual proxy statement;

•

Review any legal, regulatory or compliance matters that could have a significant impact on the Company’s financial statements, as well as all material off-balance sheet transactions and other relationships of the Company that could have a material effect on the Company’s financial condition;

•	Oversee and evaluate the performance of the Company’s internal audit function, including the chief audit executive or individual performing a similar function;

•	Review the adequacy of the Company’s internal control structure and system, and the procedures designed to ensure compliance with laws and regulations;

•	Coordinate the Board’s oversight of the Company’s risk-management program, including the process by which management assesses, prioritizes and manages the Company’s material risks;

•	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

•	Review, approve and conduct appropriate oversight of all related party transactions (as required to be disclosed pursuant to Item 404 of SEC Regulation S-K) pursuant to Nasdaq rules.

Compensation Committee

The current members of the Compensation Committee are Glenn P. Tobin (Chairperson), Christopher T. Hjelm, A. Robert Outlaw, Jr. and Jeffrey A. Strong, each of whom qualifies as independent under applicable Nasdaq listing standards and satisfies the heightened independence criteria applicable to compensation committee members under Nasdaq’s listing standards. The Compensation Committee Report appears on page 37 of this Proxy Statement.

The primary duties of the Compensation Committee are to:

•

Review, approve and recommend to the Board for approval the salaries and other compensation of the Company’s executive officers and oversee and administer the Company’s equity-based plans and executive cash incentive plans;

•	Review and make recommendations to the Board regarding the Company’s policies and procedures pertaining to director compensation;

•	Review, consult and make recommendations and/or determinations regarding employee compensation and benefit plans and programs generally, including employee bonus and retirement plans and programs;

•	Provide and approve the Compensation Committee Report to be included in the Company’s annual proxy statement;

•

Review and discuss with management the Compensation Discussion and Analysis (“CD&A”) required by the rules of the SEC and, based on such review and discussion, recommend to the Board that the CD&A be included in the Company’s Annual Report on Form 10-K or the Company’s annual proxy statement; and

•	Review, in consultation with the CEO and the Board, management’s short- and long-term leadership development and succession plans and processes.

Additionally, the Compensation Committee has reviewed the Company’s compensation programs, plans and practices for all of its employees as they relate to risk management and risk-taking initiatives to ascertain if they serve to incent risks which are “reasonably likely to have a material adverse effect” on the Company. As a result of this process, the Compensation Committee concluded and informed the Board of Directors that any risks arising from these programs, plans and practices are not reasonably likely to have a material adverse effect on the Company.

Nominating and Corporate Governance Committee

The current members of the Nominating and Corporate Governance Committee are Regina M. Benjamin (Chairperson) and Charles P. Huffman, each of whom qualifies as independent under applicable Nasdaq listing standards.

The primary duties of the Nominating and Corporate Governance Committee are to:

•

Make recommendations to the Board regarding the composition of the Board, including such matters as (a) the size of the Board; (b) the mix of inside and outside directors; (c) the Board’s criteria for selecting new directors; (d) the retirement policy for members of the Board; and (e) the independence of existing and prospective Board members;

•	Identify individuals qualified to become members of the Board, consistent with criteria approved by the Board, and recommend director nominees for approval by the Board;

•

Evaluate the nature, structure, operations and procedures of other Board committees and make recommendations to the Board as to qualifications of members of the Board’s committees and committee member appointment and removal;

•	Develop with management and monitor the process of orienting new directors and continuing education for existing directors:

•

Oversee the structure of corporate governance of the Company, including overseeing and reassessing the adequacy of the Corporate Governance Guidelines, and recommending to the Board for approval any such changes to the Guidelines as the Committee believes are appropriate;

•	Oversee the evaluation of the Board and each Board committee; and

•

Oversee succession planning for the Board and Board leadership and evaluate various Board succession issues, including refreshment mechanisms, in connection with the Committee’s determinations regarding whether directors continue to be a strong fit for the Board and have the skills that continue to be relevant and necessary to the evolving direction of the Company.

Consideration of Director Nominees

Criteria and Diversity

Criteria that will be used by the Nominating and Corporate Governance Committee in connection with evaluating and selecting new directors include factors relating to whether the director candidate would meet the definition of “independence” required by Nasdaq’s listing standards, as well as skills, occupation and experience in the context of the needs of the Board. The Company’s Corporate Governance Guidelines also set forth certain factors that should be considered by the Nominating and Corporate Governance Committee in recommending a nominee to the Board, including relevant experience, intelligence, independence, commitment, integrity, diligence, conflicts of interest, diversity, age, compatibility with the Company’s management team and culture, prominence, understanding of the Company’s business, the ability to act in the interests of all stockholders and other factors deemed relevant. The Board believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

The Nominating and Corporate Governance Committee is committed to actively seeking out highly qualified women and individuals from minority groups to include in the pool from which director nominees are chosen, and the director nomination process is designed to ensure that the Board includes members with diverse backgrounds and experiences. The goal of this process is to assemble a group of Board members with deep, varied experience, sound judgment and commitment to the Company’s success. For a discussion of the individual experiences and qualifications of our Board members, please refer to the section entitled, “Proposal 1: Election of Class III Directors” in this Proxy Statement.

Process for Identifying and Evaluating Nominees for Director

The process that will be followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates will include requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Board. Additionally, the Nominating and Corporate Governance Committee is authorized under its charter to retain at the Company’s expense one or more search firms to identify candidates (and to approve such firms’ fees and other retention terms). Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members.

Director Nominees Proposed by Stockholders

The Nominating and Corporate Governance Committee will consider stockholder-recommended director candidates for inclusion in the slate of nominees that the Board recommends to the stockholders for election. In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by stockholders, the Nominating and Corporate Governance Committee will apply the selection criteria described above. The Nominating and Corporate Governance Committee will not assign specific weights to its various criteria and no particular criterion is necessarily applicable to all prospective nominees.

Stockholders may recommend to the Nominating and Corporate Governance Committee individuals to be considered as potential director candidates by submitting the following information to the Chairperson of the Nominating and Corporate Governance Committee of Computer Programs and Systems, Inc., c/o Corporate Secretary, 6600 Wall Street, Mobile, Alabama 36695:

•	The name of the recommended person;

•

All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	The written consent of the recommended person to being named in the proxy statement as a nominee and to serve as a director if elected;

•

As to the stockholder making the recommendation, the name and address of such stockholder, as it appears on the Company’s books; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the stockholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects his or her beneficial ownership of the Company’s common stock; and

•	A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In addition to submitting nominations in advance to the Nominating and Corporate Governance Committee for consideration, a stockholder also may nominate persons for election to the Board of Directors in person at a stockholders meeting. Section 2.2 of the Company’s Bylaws provides for procedures pursuant to which stockholders may nominate a candidate for election as a director of the Company. To provide timely notice of a director nomination at a meeting of stockholders, the stockholder’s notice must be received by the Corporate Secretary at the principal executive offices of the Company, 6600 Wall Street, Mobile, Alabama 36695: (1) with respect to any annual meeting, not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; (2) if the date the applicable annual meeting is convened is more than 30 days before or more than 70 days after such anniversary date, or if no annual meeting was held in the preceding year, not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company; or (3) with respect to any special stockholders meeting called by the Board for election of directors, not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of such meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The stockholder’s notice must contain the information specified in Section 2.2 of the Bylaws with respect to the nominee for director and the nominating stockholder. The chairperson of the meeting shall have the power to determine and declare to the meeting whether or not a nomination was made in accordance with the procedures set forth in our Bylaws and, if the chairperson determines that a nomination is not in accordance with the procedures set forth in the Bylaws, to declare to the meeting that the defective nomination will be disregarded.

You may find the Company’s Bylaws by going to the Company’s website at http://investors.cpsi.com under “Corporate Governance.” Printed copies of the Bylaws may also be obtained at no charge by writing to the Corporate Secretary at 6600 Wall Street, Mobile, Alabama 36695.

Stockholder Communications with the Board

The Board of Directors will give appropriate attention to written communications that are submitted by stockholders and will respond as the Board deems appropriate. Stockholders and other interested parties who wish to send communications on any topic to the Board should address such communications to:

Chairperson of the Nominating and Corporate Governance Committee

of Computer Programs and Systems, Inc.

c/o Corporate Secretary

6600 Wall Street

Mobile, Alabama 36695

All communications to the Board will be relayed to the Chairperson of the Nominating and Corporate Governance Committee without being screened by management. Absent unusual circumstances or as contemplated by committee charters, the Chairperson of the Nominating and Corporate Governance Committee will be primarily responsible for monitoring communications from stockholders and will provide copies or summaries of such communications to the other directors as he or she considers appropriate. Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Chairperson of the Nominating and Corporate Governance Committee considers to be important for the directors to know.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee, which establishes the compensation of the executive officers of the Company, during 2019 was comprised of Mr. Tobin (Chairperson), Mr. Hjelm (beginning December 27, 2019), Mr. Outlaw and Mr. Strong. No member of our Compensation Committee during 2019 was an employee or officer or former officer of the Company or had any relationships requiring disclosure under Item 404 of Regulation S-K.

During 2019, no executive officer of the Company served as (i) a member of a compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board) of another entity, one of whose executive officers served on the Compensation Committee of the Company, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company, or (iii) a member of a compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board) of another entity, one of whose executive officers served as a director of the Company.

Equity Ownership and Retention Requirements for Non-Employee Directors

CPSI has always encouraged directors to have a financial stake in the Company, and the directors have generally owned shares of our common stock. On January 23, 2012, however, the Board of Directors, at the recommendation of the Nominating and Corporate Governance Committee, amended the Company’s Corporate Governance Guidelines in order to implement a formal stock ownership guideline for non-employee directors. Current directors have until the later to occur of October 30, 2022 and five years from the date of such director’s election to acquire and beneficially own shares of CPSI common stock with a value equal to at least five times the director’s annual retainer.

The minimum number of shares to be held by a director will be calculated on the first trading day of each calendar year (a “Determination Date”) based on the fair market value of such shares. Any subsequent change in the value of the shares will not affect the amount of stock directors should hold during that year. For purposes of meeting the ownership guidelines, the following categories of stock are counted: (i) shares owned directly, (ii) shares owned indirectly (e.g., by a spouse, minor children or a trust), and (iii) time-vesting restricted stock. However, unexercised stock options and unearned performance shares, if any, are not counted toward meeting the guideline. If the number of shares that a director should own is increased as a result of an increase in the amount of such director’s annual retainer, the director will have five years from the effective date of the increase to attain the increased level of ownership. If the number of shares that a director should own as of a Determination Date is increased as a result of a decrease in the Company’s stock price, the director will have until the later of three years from such Determination Date and the date by which such director was otherwise required to comply with the ownership guidelines to attain the increased level of ownership. All of the Company’s non-employee directors currently satisfy the stock ownership guidelines, consistent with the applicable time periods the directors have to achieve the required ownership levels.

An amendment to the Corporate Governance Guidelines on October 30, 2017 established equity retention requirements for our non-employee directors. Under these requirements, non-employee directors are required to retain all of the net shares (as defined in the amended Corporate Governance Guidelines) obtained through the Company’s equity plans until the stock ownership guidelines are achieved. The amended Corporate Governance Guidelines are available on our website at http://investors.cpsi.com under “Corporate Governance.”

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis (“CD&A”) provides information about the material components of our executive compensation programs for our named executive officers (“NEOs”), whose compensation is set forth in the 2019 Summary Compensation Table and other compensation tables contained in this Proxy Statement:

•	J. Boyd Douglas, President and CEO

•	Matt J. Chambless, Chief Financial Officer, Secretary and Treasurer

•	David A. Dye, Chief Growth Officer

•	Christopher L. Fowler, Chief Operating Officer (CPSI) and President (TruBridge)

•	Troy D. Rosser, Senior Vice President – Sales

Our compensation program is designed to motivate and retain our executive officers, to align their financial interests with those of our stockholders, and to reward Company performance and/or behavior that enhances stockholder returns. This CD&A explains the compensation decisions that the Compensation Committee of the Board of Directors made in 2019 and early 2020 for our NEOs.

Compensation Philosophy and Objectives

The primary goal of our compensation program is to align the interests of our executives with those of our stockholders. We believe the best way to do that is to use performance metrics aligned with the Company’s corporate strategy and to have a large share of executive compensation at risk and measured against the most important of our short- and long-term goals. The metrics that our Compensation Committee has chosen to utilize in the compensation program are intended to focus our executives on growth, profitability, and returns to stockholders.

Our compensation program incorporates the following fundamental objectives from our corporate strategy:

•	Maintain and grow our electronic health record (EHR) customer bases in the acute care and long-term acute care segments, including expanding subscription-based software offerings.

•	Be distinctive in understanding and meeting the needs of customers in our chosen segments.

•	Provide additional value-added products and services to customers in order to drive ongoing cross-selling opportunities, particularly through TruBridge service offerings.

•	Increase margins by careful attention to efficiencies that can lead to relative cost reduction.

•	Capture market opportunities in adjacent markets to grow our customer footprint.

Our current compensation program has evolved since 2011, which was the first year we explicitly linked the annual cash incentive program to specific quantitative metrics. In 2014, we introduced performance-based equity awards. In 2017 and 2018, the Compensation Committee focused on increasing the percentage of executive compensation that is variable and at-risk and ensuring executives are required to retain their equity awards until they achieve a meaningful, prescribed level of ownership of the Company’s common stock. In 2019, the Committee introduced performance metrics that align executive compensation with the Company’s revised corporate strategy. Finally, in 2020, the Committee completed the transition from one-year to three-year performance share awards and started applying a cumulative, three-year performance goal to these awards in order to hold management accountable to longer-term strategic goals.

Our approach to executive officer compensation is linked to our historical method for identifying and selecting executive officers to manage the Company. Generally, we have sought to identify and promote talented individuals from within the Company to become our executive officers. Specifically, those individuals hired by us who have demonstrated over time the greatest ability to successfully develop, market and manage our products and services, who have developed a comprehensive understanding of our operations and finances from the ground up, and who have exhibited strong management skills have been promoted by the Board of Directors to the executive officer ranks. We feel that this method of selecting executive officers offers us the best chances of continuing to grow our business and of generating long-term returns for our stockholders. Also, we will continue to consider external sources of executive talent when the Company enters a new market or requires new skills in order to execute our strategy. Our compensation philosophy is consistent with, and attempts to further, our belief that the caliber and motivation of our executive officers, and their leadership, are critical to our success. In order to attract and retain the highest quality executive talent, we consider the 50th percentile of compensation paid by our peers and other market data sources and seek to offer a competitive total direct compensation package (consisting of base salary, annual cash incentive and long-term equity incentive awards) to our executives.

The principal components of compensation for our NEOs include:

•

Base Salary: Fixed compensation designed to attract and retain leadership talent. Additionally, of the NEOs identified in the Summary Compensation Table on page 38 of this Proxy Statement, the base salary of Troy D. Rosser consists in part of commissions, which are based on the amount of profit generated by the Company from its sales of software systems and hardware and the amount of revenues generated from its sales of business management, consulting and managed IT services.

•

Annual Cash Incentive Compensation: Variable compensation intended to provide our NEOs with a financial incentive to achieve critical short-term performance objectives that drive increases in long-term shareholder value.

•	Long-Term Equity Incentive Awards: Variable compensation designed to align a portion of executive compensation with the Company’s longer-term operational performance, as well as share price growth.

The Board of Directors adopted on March 7, 2019, and the stockholders of the Company approved at the 2019 Annual Meeting of Stockholders, the Computer Programs and Systems, Inc. 2019 Incentive Plan (the “2019 Incentive Plan”). The 2019 Incentive Plan is an omnibus incentive plan under which the Compensation Committee is able to grant time- and performance-based equity awards and performance-based cash incentive awards. The 2019 Incentive Plan replaced the Computer Programs and Systems, Inc. 2014 Incentive Plan (as amended, the “2014 Incentive Plan” and, together with the 2019 Incentive Plan, the “Plans”), and no additional grants will be made under the 2014 Incentive Plan. The Compensation Committee has granted performance share awards and performance-based annual cash bonus awards under the Plans in order to further link executive compensation with the performance of the Company, and the Compensation Committee has granted time-based restricted stock awards under the Plans in order to align management’s financial interests with those of our stockholders. We believe that our compensation program has been successful in retaining executive talent, in that all of the current NEOs except one have been employed by the Company for at least 19 years, and that it is important to continue to create incentives to ensure the retention of those executives and other employees who are critical to the success of our business. We also believe that our compensation program is competitive enough to allow us to attract new executive talent as needed in order to help deliver on the Company’s strategy.

Compensation Improvements for 2020

As discussed above under “Corporate Governance and Board Matters,” we engage proactively with our stockholders to discuss corporate governance, our compensation programs and any other matters of interest. Based on feedback received, we have consulted with our independent executive compensation advisor and made significant improvements to our executive compensation program. In 2017 and 2018, we added a peer comparison metric to our long-term equity incentive awards, shifted to a higher percentage of performance-based equity, and required our executives to retain their equity awards until they achieve a meaningful, prescribed level of ownership of the Company’s common stock. In 2019, we added operating performance metrics to the annual cash incentive program in order to align these incentive awards more closely to the corporate strategy. Additionally, we tailored the performance metrics for the annual cash incentive program more closely to the value drivers of the Company’s business. We also changed our approach to goal-setting by using the current year financial plan instead of prior-year performance to set performance targets for the short- and long-term incentive program. For 2020, we have completed the transition that started in 2018 to migrate from a one-year to a three-year performance period for our performance-based equity awards and we started applying a cumulative, three-year performance goal to these awards instead of resetting the performance goals based on prior-year performance.

These changes are responsive to what we have heard from our stockholders and we think these changes strengthen the link between executive compensation and the Company’s long-term performance. Specifically, the Compensation Committee has taken the following actions, which are discussed throughout this CD&A:

What we heard	What we have done in response	When effective
Performance-based equity awards should hold management accountable to longer-term goals	Annual performance share awards are only granted with a three-year performance period, as the transition from one-year to three-year performance share awards that began in 2018 is now complete	March 2020

Long-term performance goals should be set at the beginning of the performance period	Three-year performance share awards are granted with a cumulative, three-year performance goal instead of resetting the performance goals for the second and third years based on prior-year performance	March 2020

Performance metrics used in incentive awards should align with key elements of the Company’s strategy	Annual cash incentive awards that were previously based solely on Adjusted EBITDA are now based 50% on recurring revenue growth in order to better reflect the Company’s long-term strategy to grow recurring revenue by expanding software subscriptions and TruBridge sales	March 2019

Performance should be measured against the Company’s financial plan for the current year instead of prior-year performance	Both annual cash incentive awards and long-term performance-based equity awards are now compared to target amounts based on the current year financial plan instead of prior-year performance	March 2019

Performance metrics for specific individuals should be as closely related to their own job responsibilities as practical	For leaders with broad scopes of control (including our NEOs), 50% of their annual cash incentive awards is based on Company-wide recurring revenue growth. For leaders with narrower scopes of control, 50% of their annual cash incentive awards is based on retention.	March 2019

Weighting equity compensation in favor of long-term, performance-based awards may focus the executives more on long-term performance	Increased the percentage of performance-based equity from 50% of the annual grants to 60% and decreased the percentage of time-based equity from 50% of the annual grants to 40%	March 2018

Executive pay should incentivize performance relative to the Company’s peers	Introduced a “TSR Modifier” (as defined below) to our annual performance share awards so that the number of shares earned is adjusted upward or downward based on how our total shareholder return (“TSR”) compares to a healthcare index	March 2018

Equity retention requirements strengthen the link between stockholder returns and the executive compensation program	Amended our Corporate Governance Guidelines to require executive officers to retain 100% of their net shares received through CPSI’s equity plans until the relevant stock ownership guidelines are achieved	October 2017

Oversight of Executive Compensation

Our Compensation Committee is responsible for establishing, overseeing and reviewing executive compensation policies as well as validating and benchmarking the compensation and benefits provided to our NEOs. Our Compensation Committee is currently comprised solely of independent directors and has oversight of the executive compensation program. The primary goal of the Compensation Committee is to assist the Board in fulfilling its oversight responsibilities related to setting, monitoring and implementing a compensation philosophy and strategy designed to enhance profitability and fundamental value for the Company. It also reviews and approves the salary and other compensation of the CEO and our other executive officers, as well as the compensation and benefits of our non-employee directors, on an annual basis. The Compensation Committee determines incentive compensation targets and awards under various compensation plans and makes grants of restricted stock and other awards under our equity incentive plans.

In determining the compensation of the NEOs, the Compensation Committee takes into account current compensation levels, Company and individual performance, peer group benchmarking and competitive market data. The Committee does not use a formula to weigh these factors, but, instead, uses these factors to provide context within which to assess the significance of comparative market data and to differentiate the level of target compensation among our NEOs. After the end of the performance period to which a particular incentive award relates, the Compensation Committee reviews our performance relative to the applicable performance targets and recommends payouts based on that performance.

Role of Executive Officers in Compensation Decisions

Our CEO and Chief Financial Officer make recommendations to the Compensation Committee regarding base salaries, commission arrangements, bonuses and equity compensation grants for the remainder of our executives. Neither the CEO nor the Chief Financial Officer is involved in determining his own compensation. The Compensation Committee has discretion to approve, disapprove or modify recommendations made by these executives.

Role of Compensation Consultant

Our Compensation Committee has the authority to engage the services of outside advisors. The Compensation Committee retained Frederic W. Cook & Co., Inc. (“FW Cook”), an independent compensation consulting firm, to provide market and peer group data, to examine pay and performance matters, and to assist the Compensation Committee in making compensation decisions applicable to the Company’s executive officers and non-employee directors. In this role, FW Cook renders services specifically requested by the Compensation Committee, which has included examining the overall pay mix for our executives, conducting a competitive assessment of our executive compensation program and making recommendations to and advising the Compensation Committee on compensation design and levels. In this regard, FW Cook provides advice to the Compensation Committee on structuring annual and long-term incentive arrangements for executives. In addition, FW Cook provides advice to the Compensation Committee on the compensation elements and levels for non-employee directors. The Company did not engage FW Cook for any projects other than those directed by the Compensation Committee, which were limited to engagements involving the compensation of executives and directors, and FW Cook has not performed any other services for the Company. The Compensation Committee assessed FW Cook’s independence based on various factors and has determined that FW Cook’s engagement and the services provided by FW Cook to the Compensation Committee did not raise any conflict of interest.

Consideration of Prior Shareholder Advisory Votes on Executive Compensation

We provide our stockholders with the opportunity annually to vote to approve, on an advisory basis, the compensation of our NEOs (often referred to as a “say-on-pay” vote). Although the “say-on-pay” vote is advisory and non-binding, the Compensation Committee considers the outcome of the vote as part of its executive compensation planning process. At each of the Annual Meetings of Stockholders from 2015 through 2019, over 95% of the votes cast on the “say-on-pay” proposal were voted in favor of the compensation of our NEOs as disclosed in the proxy statement for such meeting. Our Compensation Committee considered this high level of stockholder support when determining the compensation for 2019 and 2020, and decided not to make any significant changes to the structure of our compensation program, other than as discussed under “Compensation Philosophy and Objectives—Compensation Improvements for 2020.” The Committee concluded that the Company’s compensation program should continue to emphasize the performance, alignment and retention objectives described herein.

As required by SEC rules, we also provided our stockholders with an opportunity to vote, on an advisory basis, on the frequency of future say-on-pay votes at the 2017 Annual Meeting of Stockholders. At that meeting, the Company’s stockholders voted overwhelmingly to recommend that future say-on-pay votes be held annually. Our Board adopted that recommendation and, accordingly, our stockholders will continue to have an annual opportunity to vote to approve, on an advisory basis, the compensation of our NEOs. Pursuant to SEC rules, the next advisory vote on the frequency of future say-on-pay votes will be held no later than the Company’s 2023 Annual Meeting of Stockholders.

Peer Group and Benchmarking

FW Cook provides the Compensation Committee with market information and assists the Compensation Committee in understanding the competitive market for the Company’s executive positions. In considering the competitive environment, the Committee reviews compensation information disclosed by a peer group of comparatively sized companies with which we compete for business and executive talent, and the composition of the peer group is reviewed annually to ensure that each company remains appropriate for inclusion. At the direction of the Compensation Committee, the peer group was developed with a particular focus on companies that provide services in the health care technology, application software, research and consulting, and other healthcare-related industries and are of a similar size as the Company (as measured by revenue, assets, market capitalization and enterprise value).

The Compensation Committee also considers information derived from published survey data that compares the elements of each executive officer’s target total direct compensation to the market information for executives with similar roles. FW Cook compiles this information and size-adjusts the published survey data to reflect our revenue size in relation to the survey participants to more accurately reflect the scope of responsibility for each executive officer. We generally seek to provide our executives with base salaries and target bonus and long-term incentive opportunities that are positioned around the median of competitive practice in order to assist in attracting and retaining talented executives and to further motivate and reward our NEOs for sustained, long-term improvements in the Company’s financial results and the achievement of long-term business objectives. We recognize, however, that benchmarking is not always reliable and may be subject to variation from one year to the next. As a result, we also use Company and individual performance in determining the appropriate compensation opportunities for our NEOs, and actual compensation may be higher or lower than the compensation for executives in similar positions at comparable companies based on the performance, skills, experience and specific role of the executive officer in the organization.

The 16-company peer group used by the Compensation Committee for 2019 pay actions is shown in the table below:

Company Name	Ticker
American Software, Inc.	AMSWA
Blackbaud Inc.	BLKB
Castlight Health, Inc.	CSLT
Ebix Inc.	EBIX
Healthstream Inc.	HSTM
HMS Holdings Corp.	HMSY
Inovalon Holdings, Inc.	INOV
Medidata Solutions, Inc.	MDSO
National Research Corp.	NRC
NextGen Healthcare, Inc.	NXGN
Omnicell, Inc.	OMCL
PROS Holdings, Inc.	PRO
R1 RCM Inc.	RCM
RCM Technologies Inc.	RCMT
Tabula Rasa HealthCare, Inc.	TRHC
Vocera Communications, Inc.	VCRA

Competitive Market Assessment of Executive Compensation Program

FW Cook conducts competitive market assessments of our executive officer compensation program at the request of the Compensation Committee. The competitive market assessments include an analysis of pay data, including base salary, short-term incentives, long-term incentives and total compensation values, for the Company’s executives compared to executives in similar positions with the peer group companies listed above, as well as compensation survey data for companies of similar size and industry background.

The Compensation Committee determines the appropriate levels of compensation for each executive after considering the competitive market assessment and a number of other factors, including an assessment of each individual’s performance, experience and expertise related to his or her responsibilities, the Company’s operating and financial results, and recommendations and advice from FW Cook.

Elements Used to Achieve Compensation Objectives

The compensation of our NEOs consists of base salaries, annual performance-based cash bonuses, long-term incentive awards and employee benefits, as described below. One of our NEOs also receives sales commissions as described under “—Sales Commissions.” Our NEOs are also entitled to certain compensation and benefits upon qualifying terminations of employment pursuant to the various award agreements under the Plans, as described below under “Potential Payments Upon Termination or Change in Control.”

Base Salaries. Each NEO’s base salary is determined principally by the responsibilities required by the executive’s position, as well as the executive’s tenure and performance, and also takes into account the amount of other elements of compensation. The Compensation Committee did not approve any changes to the annual base salaries of our NEOs for 2019, and these base salaries have been held constant since 2016. The amount of any future increase or decrease in base salary will be considered based on the above mentioned factors, including the Company’s financial performance and, in the discretion of the Compensation Committee, the compensation paid by our competitors and/or other comparable-sized companies.

Annual Performance-Based Cash Bonuses. In order to further align the interests of the executives with those of the stockholders, the Compensation Committee granted at its March 7, 2019 meeting performance-based cash bonus awards to each NEO, except for Mr. Rosser who was eligible for commission-based compensation. Each eligible NEO was granted a target incentive amount (in dollars and as a percentage of base salary), with the actual incentive earned to be calculated based (i) 50% on the Company’s Adjusted EBITDA (as hereinafter defined) in 2019 compared to the target amount for 2019 and (ii) 50% on the Company’s recurring revenue growth in 2019 compared to the target level for 2019. The Committee chose to use the 2019 financial plan as the targets for these performance metrics instead of prior-year performance as historically done, in order to focus management’s efforts on achieving its goals for the current year.

“Adjusted EBITDA” is a non-GAAP financial measure and consists of GAAP net income as reported, adjusted for: (i) depreciation expense; (ii) amortization of acquisition-related intangible assets; (iii) stock-based compensation expense; (iv) severance and other non-recurring expenses; (v) goodwill impairment charges; (vi) interest expense and other, net; and (vii) the provision for income taxes. The Compensation Committee believes that Adjusted EBITDA is an appropriate metric for our annual performance-based cash bonuses, as it evaluates the overall financial and operational strength and performance of the Company and is a good measure of our historical operating trends. The Committee chose to add recurring revenue growth as a performance metric in 2019 because it aligns with how management, investors and analysts view the Company in terms of stability of revenues and cash flows and reflects management’s long-term strategy of leveraging TruBridge services to increase growth.

The weightings of the performance metrics applicable to the performance-based cash bonus awards granted in 2019 and the threshold, target and maximum levels for such performance metrics were as follows:

Performance Measure	Percentage of Target Award Opportunity	Threshold Goal	Target Goal	Maximum Goal
Adjusted EBITDA	50%	$48.480 million (85% of target)	$57.035 million (100% of target)	$68.442 million (120% of target)
Recurring Revenue Growth	50%	3.66% (Target minus 200 BPs)	5.66%	9.66% (Target plus 400 BPs)
Percentage Earned of Target Award Attributable to Performance Goal		25%	100%	200%

The Company interpolates between the threshold, target and maximum award amounts.

Actual Results

Pursuant to discretion provided to the Compensation Committee to adjust or modify the calculation of performance goals in order to prevent the enlargement or diminution of rights for certain events, the Compensation Committee elected, with respect to the four NEOs who received performance-based cash bonus awards, to give effect to the Company’s acquisition of Get Real Health in May 2019, both for purposes of determining the Adjusted EBITDA target for 2019 (thereby increasing the target amount), and for measuring performance against the target amount. The effect of this adjustment on the Adjusted EBITDA performance goal, as well as the Company’s actual Adjusted EBITDA achievement in 2019, is set forth below:

Performance Measure	Original Target	Adjusted Target[1]	Actual Achievement	Achievement as a % of Target	Resulting Payout %
Adjusted EBITDA	$57.035 million	$60.933 million	$52.039 million	85.4%	27.8%

[1]	As discussed above, this performance goal was adjusted to give effect to the Company’s acquisition of Get Real Health in May 2019.

In calculating actual achievement of this performance objective, the Compensation Committee exercised its discretion to prevent the diminution of the award payouts based on a difference between the actual and expected mix of sales between Software as a Service (“SaaS”) arrangements (for which revenue is recognized over the contract term) and perpetual software licenses (for which revenue is recognized as software modules are installed).

With respect to recurring revenue growth, the Company achieved the following:

Performance Measure	Target	Actual Achievement	Achievement as a % of Target	Resulting Payout %
Recurring Revenue Growth	5.66%	1.0%	17.5%	0%

These levels of achievement resulted in the NEOs receiving 13.9% of their target award amounts under the terms of the 2019 performance-based cash bonus awards. The individual target cash bonus amounts, including as a percentage of salary, for the NEOs who received performance-based cash bonus awards for 2019, and the amounts earned and paid based on the level of achievement of Adjusted EBITDA and recurring revenue growth, were as follows:

Name	Target Cash Bonus as a % of Salary	Target Cash Bonus Amount	Actual Cash Bonus Paid	Actual Bonus Paid as a % of Target
J. Boyd Douglas	48%	$302,400	$42,072	13.9%
Matt J. Chambless	48%	$156,000	$21,704	13.9%
David A. Dye	48%	$204,000	$28,382	13.9%
Christopher L. Fowler	48%	$240,000	$33,391	13.9%

Long-Term Incentive Awards. We have made long-term grants of equity compensation to executive officers in order to align their interests and compensation with the long-term interests of stockholders and provide an incentive for them to maintain their relationship with the Company. Beginning in 2014, in order to further link compensation to Company performance, the Compensation Committee began granting both time-based restricted stock and performance share awards. The Committee considers many factors in determining the appropriate mix of long-term equity awards in order to retain, incentivize and appropriately reward executives for the creation of value for stockholders. As discussed above under “Compensation Philosophy and Objectives—Compensation Improvements for 2020” and below under “Equity Grant Practices,” the Compensation Committee has increased the percentage of the long-term equity awards that is granted in performance share awards from 50% to 60% and decreased the percentage of such awards that is granted in time-based restricted stock from 50% to 40% in order to focus the executives more on long-term performance.

Time-Based Restricted Stock – 40% of Long-term Incentive Grants

At its March 7, 2019 meeting, the Compensation Committee granted time-based restricted stock awards to all of the current executive officers of the Company, including our NEOs, with one-third of the shares vesting on each of the first three anniversaries of the date of grant, commencing on March 7, 2020. The size of the restricted stock awards granted to the executives is based on the subjective determination of the Compensation Committee, which considers each executive’s importance to and tenure with the Company and level of responsibility. In order to vest, the executive must remain employed by us as an executive on each vesting date. The individual grants of time-based restricted stock for the NEOs were as follows:

Name	Dollar Value of Award	Number of Restricted Shares
J. Boyd Douglas	$279,202	9,065
Matt J. Chambless	$244,398	7,935
David A. Dye	$279,202	9,065
Christopher L. Fowler	$279,202	9,065
Troy D. Rosser	$174,605	5,669

Performance Share Awards – 60% of Long-term Incentive Grants

The Compensation Committee granted performance share awards to each executive officer of the Company, including our NEOs, at its meeting on March 7, 2019. Each NEO was granted a target number of performance shares, with the actual number of performance shares earned and to be issued to be calculated based on the Company’s Adjusted earnings per share or “EPS” (as hereinafter defined) performance. “Adjusted EPS” is a non-GAAP financial measure and consists of GAAP net income as reported, adjusted for the after-tax effects of (i) acquisition-related amortization; (ii) stock-based compensation expense (including any adjustments for excess or deficient tax benefits); (iii) non-recurring expenses and transaction-related costs; and (iv) non-cash charges to interest expense and other, divided by weighted shares outstanding (diluted) in the applicable period. The Compensation Committee believes that Adjusted EPS is an appropriate metric for aligning executive pay with Company performance and returns to the Company’s stockholders.

As discussed above and consistent with prior years, the Compensation Committee granted 60% of the dollar amount of the target long-term incentive grant value as performance share awards. In order to continue the transition from a one-year performance period to a three-year performance period, the Committee granted one-half of the performance shares subject to a one-year performance period (the “One-Year PSAs”) and one-half of the performance shares subject to a three-year performance period (the “Three-Year PSAs”):

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One-Year PSAs: The target number of One-Year PSAs was determined by dividing the dollar amount of the target long-term incentive compensation potentially payable through such awards by an amount equal to the closing price of our common stock on the date of grant. The actual number of performance shares earned is calculated based on the Company’s Adjusted EPS in 2019 compared to the target amount for 2019. The actual performance shares earned by the NEOs are issued as shares of restricted stock following the certification by the Compensation Committee of the Company’s achievement of the performance goal set forth above. Such shares of restricted stock are subject to time-based vesting, with one-third of the shares vesting on each of the first three anniversaries of the certification.

•

Three-Year PSAs: The target number of Three-Year PSAs was determined by dividing the dollar amount of the target long-term incentive compensation potentially payable through such awards by an amount equal to the closing price of our common stock on the date of grant. The actual number of performance shares earned will be calculated based on the Company’s Adjusted EPS in each of three years. The threshold, target and maximum annual growth rates for each of the three years were established at the beginning of the three-year performance period and will be applied to each prior year actual outcome. The payout percentages achieved in each of the three years will be averaged when determining the number of performance shares earned. If a payout percentage for a specific year does not reach the threshold level for such year, it will count as 0% toward the average for the three-year performance period.

Based upon the formulas described above, the Compensation Committee approved grants of performance share awards to the NEOs as follows:

Name	Target Dollar Value of Performance-Based Awards	Target Number of One-Year PSAs	Target Number of Three-Year PSAs
J. Boyd Douglas	$418,800	6,799	6,799
Matt J. Chambless	$366,600	5,951	5,951
David A. Dye	$418,800	6,799	6,799
Christopher L. Fowler	$418,800	6,799	6,799
Troy D. Rosser	$261,900	4,252	4,252

With respect to the Three-Year PSAs, the Compensation Committee will apply a “TSR Modifier” (as hereinafter defined) to the number of performance shares earned to arrive at the final number of shares to be issued. The “TSR Modifier” is an adjustment to the number of performance shares earned based on how the Company’s total shareholder return (“TSR”) compares to the S&P 600 Health Care Equipment and Services index for the performance period. If the Company’s TSR is in the top quartile of this index, the number of performance shares earned for the period will be adjusted upward by 15% in order to reward relative outperformance against the index. Conversely, if the Company’s TSR is in the bottom quartile of this index, the number of performance shares earned for the period will be adjusted downward by 15% in order to further align compensation paid to our executives with returns generated for our stockholders.

Under the terms of the One-Year PSAs granted in 2019, the eligible NEOs were entitled to:

•	50% of their target share award if the Company’s Adjusted EPS in 2019 was $2.56 (90% of target Adjusted EPS for 2019);

•	100% of their target share award if the Company’s Adjusted EPS in 2019 was $2.84 (100% of target Adjusted EPS for 2019); and

•	150% of their target share award if the Company’s Adjusted EPS in 2019 was $2.98 or more (105% or more of target Adjusted EPS for 2019.

The Company interpolates between the threshold, target and maximum award amounts.

Actual Results

Consistent with its treatment of the performance-based cash bonus awards, the Compensation Committee elected, with respect to four of the NEOs (Messrs. Douglas, Chambless, Dye and Fowler), to give effect to the Company’s acquisition of Get Real Health in May 2019, both for purposes of determining the Adjusted EPS target for 2019 (thereby increasing the target amount), and for measuring performance against the target amount. The effect of this adjustment on the Adjusted EPS performance goal, as well as the Company’s actual Adjusted EPS achievement in 2019, is set forth below:

Performance Measure	Original Target	Adjusted Target	Actual Achievement	Achievement as a % of Target	Resulting Payout %
Adjusted EPS (for Messrs. Douglas, Chambless, Dye and Fowler)	$2.84	$3.00[1]	$2.65	88.3%	0%
Adjusted EPS (for Mr. Rosser)	$2.84	$2.84[2]	$2.66	93.5%	67.6%

[1]	As discussed above, this performance goal was adjusted to give effect to the Company’s acquisition of Get Real Health in May 2019.
[2]	For Mr. Rosser, this performance goal was not adjusted to give effect to the Company’s acquisition of Get Real Health due to his lesser involvement than the other NEOs in the acquisition.

In calculating actual achievement of this performance objective, the Compensation Committee exercised its discretion to prevent the diminution of the award payouts based on a difference between the actual and expected mix of sales between SaaS arrangements and perpetual software licenses. The individual target number of performance shares, including the dollar value of such target number, for the NEOs who received performance share awards for 2019 and the number of shares earned based on the level of achievement of Adjusted EPS, were as follows:

Name	Target Dollar Value of One-Year PSAs	Target Number of One-Year PSAs	Actual Performance Shares Earned	Actual Shares Earned as a % of Target
J. Boyd Douglas	$209,400	6,799	0	0%
Matt J. Chambless	$183,300	5,951	0	0%
David A. Dye	$209,400	6,799	0	0%
Christopher L. Fowler	$209,400	6,799	0	0%
Troy D. Rosser	$130,950	4,252	2,905	67.6%

Sales Commissions. One of our current NEOs—Troy D. Rosser—was compensated in 2019 in part through the payment of commissions. The amount of commissions earned by Mr. Rosser is included in the “Salary” column of the Summary Compensation Table on page 38 of this Proxy Statement.

Mr. Rosser, Senior Vice President–Sales, is responsible for overseeing all of the Company’s sales and marketing efforts. As the Company’s second highest ranking officer with a direct responsibility for sales, Mr. Rosser has received each year since 2006 a commission, payable monthly, equal to 1.0% of the Company’s gross profit from sales of software systems and hardware and provision of services to new customers that are invoiced during the first year after the date of installation. Such commission rate would increase to 1.5% on gross profit exceeding $29,300,000. Mr. Rosser has also received since 2006 a commission, payable monthly, equal to 0.5% of the Company’s gross profit from sales of software systems and hardware and provision of services to existing customers. Commissions from sales of software and hardware become payable at the time of completion of the installation of the applicable hardware and/or software. Commissions from sales of business management, consulting and managed IT services become payable at the time that the Company recognizes revenue from such sales under GAAP. Other than for the potential increase in commission rate (from 1.0% to 1.5%) on gross profit from sales of software and hardware to new customers, there are no threshold, target or maximum amounts or quotas established for the calculation of commissions due to Mr. Rosser.

In the event that a customer defaults on payment for software, hardware or business management services, all commissions paid to Mr. Rosser on the defaulted accounts are deducted from future commissions. In the event that partial payment from a customer is received, commissions are deducted pro rata based on the amount of the payment received. Other than in the event of an executive’s death, the Company discontinues all commission payments upon termination of the executive’s employment with the Company.

The Compensation Committee approved the specific sales metrics for Mr. Rosser’s commission arrangement based on input from the CEO and the estimated amount of total compensation that would be payable based on historical sales information. The commissions are designed to reward Mr. Rosser for Company performance directly related to sales activities. As previously described, there are no threshold, target or maximum amounts or quotas established for the calculation of commissions due to Mr. Rosser.

2020 Compensation Actions

As discussed under “Compensation Philosophy and Objectives—Compensation Improvements for 2020,” the Compensation Committee has made a number of significant improvements to our executive compensation program since late 2017. Beginning in 2018, the Committee transitioned from a one-year to a three-year performance period for the performance share awards granted to our executive officers, added a TSR performance modifier to our long-term equity incentive awards and increased the percentage of the long-term equity awards that is granted in performance share awards while reducing the percentage granted as time-based restricted stock. In 2019, the Committee added additional performance metrics to the annual cash incentive program that reflect how management evaluates the Company’s operations and used the current year financial plan to set performance targets instead of prior-year performance. Beginning in 2020, the Committee will only grant three-year performance share awards, as the transition from one-year to three-year performance share awards is complete. The Committee will also apply a cumulative, three-year performance goal to these awards instead of resetting the performance goals based on prior-year performance.

Base Salaries and Sales Commissions. At its meeting on March 6, 2020, the Compensation Committee established 2020 base salaries and commission arrangements for the NEOs. The Compensation Committee did not approve any changes to the annual base salaries or commission arrangements of our NEOs for 2020. See “Elements Used to Achieve Compensation Objectives—Base Salaries” and “—Sales Commissions” for a discussion of the various factors that the Compensation Committee considers when evaluating and establishing base salaries and commission arrangements.

Annual Performance-Based Cash Bonuses. The Compensation Committee granted performance-based cash bonus awards to the non-commissioned NEOs at its meeting on March 6, 2020. Each such individual was granted a target incentive amount (in dollars and as a percentage of base salary), with the actual incentive earned to be calculated based (i) 50% on the Company’s Adjusted EBITDA in 2020 and (ii) 50% on the Company’s recurring revenue growth in 2020.

Additionally, the Compensation Committee chose to continue to base 50% of the 2020 performance-based cash bonuses on each of Adjusted EBITDA and recurring revenue growth for the reasons described above under “Elements Used to Achieve Compensation Objectives—Annual Performance-Based Cash Bonuses.” Potential bonus payouts under each performance metric will range from zero for below threshold performance to 25% of the target award for threshold performance, to 200% of the target award for maximum performance. Payouts related to performance between threshold and target and between target and maximum are subject to straight-line interpolation. Failure to meet the minimum performance threshold for a metric would result in the participant not receiving any portion of the bonus payout attributable to such metric.

Long-Term Incentive Awards.

Time-Based Restricted Stock. The Compensation Committee granted restricted stock awards to all of the current executive officers of the Company, including our NEOs, at its meeting on March 6, 2020. These awards are subject to time-based vesting, with one-third of the shares vesting on each of the first three anniversaries of the date of grant, commencing on March 6, 2021. After determining the target long-term incentive grant value for each NEO, 40% of such amount was allocated to restricted stock.

Performance Share Awards. At its meeting on March 6, 2020, the Compensation Committee also granted performance share awards to each executive officer of the Company, including our NEOs. As discussed above, the Compensation Committee decided to grant 60% of the dollar amount of the target long-term incentive grant value as performance share awards subject to a three-year performance period (the “2020 PSAs”). The target number of 2020 PSAs was determined by dividing the dollar amount of the target long-term incentive compensation to be paid through such awards by an amount equal to the closing price of our common stock on March 6, 2020. The actual number of performance shares earned will be calculated based on the Company’s Adjusted EPS over three years compared to the goal for such performance period. The threshold, target and maximum growth rates for the performance period from January 1, 2020 through December 31, 2022 were established at the beginning of the performance period.

The number of performance shares earned will range from zero for below threshold performance to 25% of the target award for threshold performance, to 150% of the target award for maximum performance. Payouts related to performance between threshold and target and between target and maximum are subject to straight-line interpolation. Failure to meet the minimum performance threshold would result in the participant not earning any performance shares.

Based upon the formulas described above, the Compensation Committee approved 2020 grants of time-based restricted stock (40% of the long-term incentive grants) and performance share awards (60% of the long-term incentive grants) to the NEOs as follows:

Name	Total Dollar Value of Equity Awards	Dollar Value of Time-Based Restricted Stock Award	Dollar Value of Target Level of Performance Share Awards
J. Boyd Douglas	$632,366	$252,941	$379,425
Matt J. Chambless	$550,773	$220,320	$330,453
David A. Dye	$632,366	$252,941	$379,425
Christopher L. Fowler	$632,366	$252,941	$379,425
Troy D. Rosser	$394,362	$157,745	$236,617

The Compensation Committee decided to continue to apply a “TSR Modifier” to the number of shares earned pursuant to the 2020 PSAs to arrive at the final number of shares to be issued. The “TSR Modifier” is an adjustment to the number of performance shares earned based on how the Company’s total shareholder return (“TSR”) compares to the S&P 600 Health Care Equipment and Services index for the performance period. If the Company’s TSR is in the top quartile of this index, the number of performance shares earned for the period will be adjusted upward by 15% in order to reward relative outperformance against the index. Conversely, if the Company’s TSR is in the bottom quartile of this index, the number of performance shares earned for the period will be adjusted downward by 15% in order to further align compensation paid to our executives with returns generated for our stockholders.

Equity Grant Practices

As discussed above, the Compensation Committee intends to continue to make regular grants of equity that incentivize performance and have retentive effect. All such equity awards will be made under the 2019 Incentive Plan. The Compensation Committee has completed transitioning the mix for the long-term equity awards to be more heavily weighted in favor of performance share awards than time-based restricted stock, so that approximately 40% of the equity is time-based restricted stock and approximately 60% is performance share awards (at the target level of performance). The Compensation Committee also has completed transitioning the performance share awards from a one-year performance period to a three-year performance period, and intends to continue applying a cumulative, three-year performance goal to these awards. Additionally, the Committee intends to continue to incorporate performance metrics into the long-term equity awards that align with the Company’s strategy and base the targets for these performance metrics on the current year financial plan instead of prior-year performance.

To date, our practice in granting equity has been to determine the dollar amount of targeted equity compensation that we want to provide the executives and then to grant a number of shares of time-based restricted stock or the target number of performance-based shares, as applicable, that has a fair market value equal to that amount on the date of grant. We determine the fair market value based on the closing price of our stock on Nasdaq on the date of grant. We do not select grant dates based upon the public release of material information about the Company, and the proximity of the grant date of any award to the date on which we announce such information is coincidental.

Employment, Severance and Change-in-Control Arrangements

Our NEOs do not have employment, severance or change-in-control agreements. Our NEOs serve at the will of the Board, which enables the Company to terminate their employment with discretion as to the terms of any severance arrangement. This is consistent with the Company’s employment and compensation philosophy. However, the NEOs are eligible to receive certain benefits upon the termination of their employment with the Company or a change in control of the Company with respect to awards made under the Plans. As set forth in the award agreements entered into pursuant to the Plans, if a NEO’s employment is terminated due to death or “Disability” (as defined in the Plans), the executive will be entitled to receive the pro rata portion of any performance-based cash bonus and any performance share award that would have been earned had the termination not occurred, and the vesting of any unvested restricted stock will automatically accelerate. If a NEO’s employment is terminated without “Cause” (as defined in the Plans), the Compensation Committee may determine, in its sole discretion, to accelerate the vesting of all or any portion of unvested restricted stock, but any performance-based cash bonus and any performance share award will be forfeited. Finally, in the event of a “Change in Control” of the Company (as defined in the Plans) prior to the last day of a performance period, any performance-based cash bonus and any performance share award will be paid or deemed earned at the target level of achievement, and the vesting of any unvested restricted stock will automatically accelerate.

The Compensation Committee believes these benefits are necessary in order to retain qualified officers. See “Potential Payments Upon Termination or Change-in-Control” below for additional detail.

Perquisites and Other Benefits

None of our executive officers receive any perquisites. Our policy is to not provide perquisites to executives, in part because we believe that they do not effectively incentivize management to improve the financial performance of the Company. Additionally, we do not maintain any pension or defined benefit plans for the benefit of our executive officers.

Our executive officers, including the NEOs, participate in the Company’s 401(k) plan on the same terms as all of our employees. The plan allows eligible employees to contribute up to 60% of their pre-tax earnings up to the statutory limit prescribed by the Internal Revenue Service. The Company matches a discretionary amount determined by the Board of Directors. In 2019, we matched employee contributions up to $2,000 per employee. Our executive officers, including the NEOs, also participate in our other benefit plans on the same terms as our other employees. These plans include medical and dental insurance, life insurance and long-term disability insurance.

Recoupment Policy

Time-based restricted stock awards, performance-based cash bonus awards and performance-based share awards granted under the Plans are subject to recovery or adjustment by the Company as may be required pursuant to any law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

Prohibition on Pledging and Hedging of Company Stock and Equity Award Repricing

The Company’s Insider Trading Policy (the “Policy”) prohibits the directors, officers and employees of the Company and any of its subsidiaries from pledging their common stock in the Company as security or engaging in transactions designed to “hedge” against the price of the Company’s common stock. The Policy explicitly prohibits short sales and hedging or monetization transactions, including options trading (buying or selling puts or calls or other derivative securities). These restrictions ensure that the NEOs, as well as other Company personnel, cannot offset or hedge against declines in the price of the Company’s common stock they own or have a personal interest in the price of their shares that may be different from the interests of other stockholders generally. None of the Company’s directors or executive officers currently engage in any pledging or hedging transactions.

The Board of Directors and the Compensation Committee view equity-based compensation to be a key factor in incentivizing the future performance of our executives. Consequently, the 2019 Incentive Plan provides that the Compensation Committee is not permitted to reduce the exercise price of outstanding stock options or stock appreciation rights; replace any stock option or stock appreciation right with a new award with a lower exercise price; cancel any stock option or stock appreciation right in exchange for cash; or take any other action that would be treated as a repricing under the Nasdaq listing rules.

Equity Ownership and Retention Requirements for Executive Officers

The Board of Directors has always encouraged the Company’s executive officers to have a financial stake in the Company, and the officers have generally owned shares of our common stock. On January 27, 2014, the Board, at the recommendation of the Nominating and Corporate Governance Committee, amended the Company’s Corporate Governance Guidelines in order to implement formal stock ownership guidelines for the Company’s executive officers, including its NEOs. Under the guidelines, the Chief Executive Officer should acquire and beneficially own shares of the Company’s common stock valued at five (5) times such individual’s annual base salary. Each other executive officer should acquire and beneficially own shares of the Company’s common stock valued at two (2) times such individual’s annual base salary. Current executive officers had until the later of (i) January 27, 2019 or (ii) five years from the date of his or her designation by the Board as an executive officer to satisfy this guideline. All of the Company’s executive officers currently satisfy the stock ownership guidelines.

As with the stock ownership guidelines for the Company’s non-employee directors, the minimum number of shares to be held by an executive officer will be calculated on the first trading day of each calendar year based on the fair market value of such shares (a “Determination Date”). Any subsequent change in the value of the shares will not affect the amount of stock executive officers should hold during that year. For purposes of meeting the ownership guidelines, the following categories of stock are counted: (i) shares owned directly, (ii) shares owned indirectly (e.g., by a spouse, minor children or a trust), and (iii) time-vesting restricted stock. However, unexercised stock options and unearned performance shares, if any, are not counted toward meeting the guidelines. If the number of shares that an executive officer should own is increased as a result of an increase in the amount of such officer’s annual base salary, the officer will have five years from the effective date of the increase to attain the increased level of ownership. If the number of shares that an executive officer should own as of a Determination Date is increased as a result of a decrease in the Company’s stock price, the executive officer will have until the later of three years from such Determination Date and the date by which such executive officer was otherwise required to comply with the ownership guidelines to attain the increased level of ownership.

In October 2017, we also established equity retention requirements for our executive officers. Under these requirements, officers are required to retain 100% of the net shares (as defined in the amended Corporate Governance Guidelines) obtained through the Company’s equity plans until the stock ownership guidelines are achieved. The Corporate Governance Guidelines contain these requirements and are available on our website at http://investors.cpsi.com under “Corporate Governance.”

Tax and Accounting Implications

Tax Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits the tax deductibility of compensation in excess of $1 million paid to certain of the Company’s officers whose compensation is required to be disclosed to our stockholders under the Exchange Act. Prior to the enactment of the 2017 Tax Cuts and Jobs Act, which was signed into law on December 22, 2017 (the “Tax Act”), an exception to the $1 million deduction limit existed for qualified performance-based compensation. The Tax Act repealed this exception for performance-based compensation and, as a result, all compensation in excess of $1 million paid to specified executives will not be deductible for fiscal years beginning after December 31, 2017.

With the enactment of the Tax Act, the Compensation Committee will review and assess the impact of the new law on our compensation programs and design. While the Compensation Committee may consider the deductibility of awards as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions, as noted above, and believes it is important to preserve flexibility in administering its compensation program in a manner designed to promote varying corporate goals. Accordingly, where it is deemed necessary and in the best interests of the Company to attract and retain executive talent, the Compensation Committee may approve compensation that is not deductible by the Company for tax purposes.

Accounting for Stock-Based Compensation. The Company accounts for stock-based payments, including under its Plans, in accordance with the requirements of the FASB Accounting Standards Codification Topic 718, Compensation – Stock Compensation.

Section 409A of the Code (“Section 409A”). The Company designs, awards and implements its compensation arrangements to be exempt from or fully comply with Section 409A and accompanying regulations.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Glenn P. Tobin, Chairperson

Christopher T. Hjelm

A. Robert Outlaw, Jr.

Jeffrey A. Strong

Summary Compensation Table

The following table summarizes the total compensation paid to or earned by each of the Company’s NEOs for the fiscal years ended December 31, 2019, 2018 and 2017. Additional information about our executive compensation program can be found in the Compensation Discussion and Analysis contained in this Proxy Statement. The Company has not entered into any employment agreements with any of the NEOs.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (3)	Total ($)
J. Boyd Douglas President and CEO	2019 2018 2017	630,000 630,000 630,000		-0- -0- -0-	701,828 799,296 967,163	-0- -0- -0-	42,072 305,275 315,479	-0- -0- -0-	2,000 18,765 22,493	1,375,900 1,753,336 1,935,135
Matt J. Chambless Chief Financial Officer	2019 2018 2017	325,000 325,000 325,000		-0- -0- -0-	614,312 699,361 725,358	-0- -0- -0-	21,704 157,483 162,747	-0- -0- -0-	2,000 14,116 13,980	963,016 1,195,960 1,227,085
David A. Dye Chief Growth Officer	2019 2018 2017	425,000 425,000 425,000		-0- -0- -0-	701,828 799,296 967,163	-0- -0- -0-	28,382 205,939 212,823	-0- -0- -0-	-0- 16,765 20,493	1,155,210 1,447,000 1,625,479
Christopher L. Fowler Chief Operating Officer and President – TruBridge, LLC	2019 2018 2017	500,000 500,000 500,000		-0- -0- -0-	701,828 799,296 967,163	-0- -0- -0-	33,391 242,282 250,380	-0- -0- -0-	2,000 18,403 21,200	1,237,219 1,559,981 1,738,743
Troy D. Rosser Senior Vice President–Sales	2019 2018 2017	672,686 961,170 729,817	(4) (5) (6)	-0- -0- -0-	438,909 499,583 641,850	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	2,000 12,380 14,500	1,113,595 1,473,133 1,386,167

(1)

The amounts reported represent the aggregate grant date fair value of time-based restricted stock and performance share awards, calculated in accordance with FASB ASC Topic 718, rather than the amount paid to or realized by the NEO. The grant date fair value of the performance share awards granted in 2019, 2018 and 2017 is based upon the probable outcome of the performance conditions as of the grant date (calculated by multiplying the target number of performance shares by the closing price of the Company’s stock on the date of grant less the present value of the expected dividends not received during the relevant period, as well as a Monte Carlo simulation applicable to the market-based performance metric for the Three-Year PSAs, or $30.41 for the One-Year PSAs granted to the NEOs in 2019, $31.75 for the Three-Year PSAs granted to the NEOs in 2019, $29.81 for the One-Year PSAs granted to the NEOs in 2018, $30.50 for the Three-Year PSAs granted to the NEOs in 2018, $26.06 for the performance share awards granted to all of the NEOs except Mr. Rosser on March 9, 2017, and $32.66 for the performance share awards granted to Mr. Rosser on May 11, 2017). The maximum value of the performance share awards granted in 2019 (calculated by multiplying the maximum number of performance shares by the closing price of the Company’s stock on the trading day preceding the date of grant, or $30.80) is $628,258 for each of Messrs. Douglas, Dye and Fowler, $549,903 for Mr. Chambless, and $392,885 for Mr. Rosser. The maximum value of the performance share awards granted in 2018 (calculated by multiplying the maximum number of performance shares by the closing price of the Company’s stock on the date of grant, or $30.20) is $720,028 for each of Messrs. Douglas, Dye and Fowler, $629,972 for Mr. Chambless, and $450,040 for Mr. Rosser. The maximum value of the performance share awards granted in 2017 (calculated by multiplying the maximum number of performance shares by the closing price of the Company’s stock on the date of grant less the present value of the expected dividends not received during the relevant period, or $26.06 for the performance share awards granted on March 9, 2017 and $32.66 for the performance share awards granted on May 11, 2017), is $591,171 for each of Messrs. Douglas, Dye and Fowler, $443,359 for Mr. Chambless, and $479,253 for Mr. Rosser. See Note 8 to the financial statements in CPSI’s Form 10-K for each of the years ended December 31, 2019, December 31, 2018 and December 31, 2017 for the assumptions made in determining the grant date fair values. There can be no assurance that the grant date fair value of these awards will ever be realized.

(2)

The amounts reported represent compensation earned pursuant to annual cash incentive awards granted under the Plans. The annual cash incentive awards are based on pre-established, performance-based targets and, therefore, are reportable as “Non-Equity Incentive Plan Compensation” rather than as “Bonus.” For a description of the annual cash incentive awards, see “Elements Used to Achieve Compensation Objectives—Annual Performance-Based Cash Bonuses” beginning on page 27.

(3)	The amounts reported represent Company contributions to the 401(k) retirement plan. The Company does not provide any perquisites to its executive officers.
(4)	$517,686 of this amount represents sales commissions earned by Mr. Rosser during 2019, $145,000 of which was guaranteed.
(5)	$806,170 of this amount represents sales commissions earned by Mr. Rosser during 2018, $145,000 of which was guaranteed.
(6)	$429,817 of this amount represents sales commissions earned by Mr. Rosser during 2017, $145,000 of which was guaranteed.

Grants of Plan-Based Awards in 2019

The following table provides certain information regarding the annual cash incentive, performance share and restricted stock awards granted to our NEOs pursuant to the Plans during the fiscal year ended December 31, 2019.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (4)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#) (3)
J. Boyd Douglas	3/7/2019		75,600	302,400	604,800	—	—	—	—	—	—	—
	3/7/2019	(5)	—	—	—	3,400	6,799	10,199	—	—	—	206,758
	3/7/2019	(6)	—	—	—	3,400	6,799	10,199	—	—	—	215,868
	3/7/2019		—	—	—	—	—	—	9,065	—	—	279,202
Matt J. Chambless	3/7/2019		36,000	156,000	312,000	—	—	—	—	—	—	—
	3/7/2019	(5)	—	—	—	2,976	5,951	8,927	—	—	—	180,970
	3/7/2019	(6)	—	—	—	2,976	5,951	8,927	—	—	—	188,944
	3/7/2019		—	—	—	—	—	—	7,935	—	—	244,398
David A. Dye	3/7/2019		51,000	204,000	408,000	—	—	—	—	—	—	—
	3/7/2019	(5)	—	—	—	3,400	6,799	10,199	—	—	—	206,758
	3/7/2019	(6)	—	—	—	3,400	6,799	10,199	—	—	—	215,868
	3/7/2019		—	—	—	—	—	—	9,065	—	—	279,202
Christopher L. Fowler	3/7/2019		60,000	240,000	480,000	—	—	—	—	—	—	—
	3/7/2019	(5)	—	—	—	3,400	6,799	10,199	—	—	—	206,758
	3/7/2019	(6)	—	—	—	3,400	6,799	10,199	—	—	—	215,868
	3/7/2019		—	—	—	—	—	—	9,065	—	—	279,202
Troy D. Rosser	3/7/2019	(5)	—	—	—	2,126	4,252	6,378	—	—	—	129,303
	3/7/2019	(6)	—	—	—	2,126	4,252	6,378	—	—	—	135,001
	3/7/2019		—	—	—	—	—	—	5,669	—	—	174,605

(1)

The amounts shown in these columns reflect the threshold, target and maximum amounts potentially payable to each NEO who received an annual cash incentive award pursuant to the 2019 Incentive Plan. The actual amount earned in 2019 by each NEO that received an annual cash incentive award is reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 38.

(2)	The amounts shown in these columns reflect the threshold, target and maximum amounts potentially payable to each NEO who received One-Year PSAs and Three-Year PSAs pursuant to the 2019 Incentive Plan.
(3)

The amounts shown in this column reflect the number of shares of time-based restricted stock granted to each NEO on March 7, 2019 pursuant to the 2014 Incentive Plan. The award vests in three annual installments of one-third each on the first three anniversaries of the grant date, commencing on March 7, 2020. The NEOs are entitled to the receipt of dividends declared on our common stock at the same rate and on the same terms as our other stockholders.

(4)

With respect to the time-based restricted stock granted to each NEO on March 7, 2019, the value shown in this column is the grant date fair value of the full award. With respect to the performance share awards granted to each NEO on March 7, 2019, the value shown in this column is the grant date fair value of the target award (calculated by multiplying the target number of performance shares by the closing price of the Company’s stock on the date of grant less the present value of the expected dividends not received during the relevant period, as well as a Monte Carlo simulation applicable to the market-based performance metric for the Three-Year PSAs, or $30.41 for the One-Year PSAs and $31.75 for the Three-Year PSAs). See Note 8 to the financial statements in CPSI’s Form 10-K for the year ended December 31, 2019 for the assumptions made in determining the grant date fair value. There can be no assurance that the grant date fair value will ever be realized.

(5)

The amounts shown in this row reflect the threshold, target and maximum amounts potentially payable to each NEO who received One-Year PSAs in 2019. There were no shares earned in 2019 pursuant to the One-Year PSAs, as the threshold performance level was not achieved.

(6)

The amounts shown in this row reflect the threshold, target and maximum amounts potentially payable to each NEO who received Three-Year PSAs. The number of unearned shares outstanding under the Three-Year PSAs is reflected in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” column of the Outstanding Equity Awards at 2019 Fiscal Year-End table on page 42.

Outstanding Equity Awards at 2019 Fiscal Year-End

The following table sets forth information regarding the number of shares of unvested restricted stock and unearned performance share awards held by our NEOs as of December 31, 2019. There were no stock options outstanding for our NEOs at December 31, 2019.

		Stock Awards
					Equity Incentive Plan Awards:		Equity Incentive Plan Awards:
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
J. Boyd Douglas	3/9/2017	9,447	(2)	249,401
	5/11/2017	5,798	(3)	153,067
	3/6/2018	7,064	(3)	186,490
	3/6/2018	11,920	(4)	314,688
	3/6/2018				11,921	(5)	314,714
	3/7/2019	9,065	(3)	239,316
	3/7/2019				6,799	(6)	179,494
Matt J. Chambless	3/9/2017	7,085	(2)	187,044
	5/11/2017	4,348	(3)	114,787
	3/6/2018	6,181	(3)	163,178
	3/6/2018	10,429	(4)	275,326
	3/6/2018				10,430	(5)	275,352
	3/7/2019	7,935	(3)	209,484
	3/7/2019				5,951	(6)	157,106
David A. Dye	3/9/2017	9,447	(2)	249,401
	5/11/2017	5,799	(3)	153,094
	3/6/2018	7,064	(3)	186,490
	3/6/2018	11,920	(4)	314,688
	3/6/2018				11,921	(5)	314,714
	3/7/2019	9,065	(3)	239,316
	3/7/2019				6,799	(6)	179,494
Christopher L. Fowler	3/9/2017	9,447	(2)	249,401
	5/11/2017	5,799	(3)	153,094
	3/6/2018	7,064	(3)	186,490
	3/6/2018	11,920	(4)	314,688
	3/6/2018				11,921	(5)	314,714
	3/7/2019	9,065	(3)	239,316
	3/7/2019				6,799	(6)	179,494
Troy D. Rosser	5/11/2017	3,262	(3)	86,117
	5/11/2017	6,111	(2)	161,330
	3/6/2018	4,415	(3)	116,556
	3/6/2018	7,450	(4)	196,680
	3/6/2018				7,451	(5)	196,706
	3/7/2019	5,669	(3)	149,662
	3/7/2019	2,905	(7)	76,692
	3/7/2019				4,252	(6)	112,253

(1)	The market value is based on the closing price of our common stock on Nasdaq on December 31, 2019, the last trading day of 2019, of $26.40, multiplied by the number of shares.

(2)

These shares of restricted stock were issued pursuant to earned One-Year PSAs granted on March 9, 2017 and May 11, 2017 and vest in three annual installments of one-third each on each anniversary of the vesting commencement date of February 19, 2018.

(3)	These shares of time-based restricted stock vest in three annual installments of one-third each on each anniversary following the date of grant.
(4)

These shares of restricted stock were issued pursuant to earned One-Year PSAs granted on March 6, 2018 and vest in three annual installments of one-third each on each anniversary of the vesting commencement date of February 20, 2019.

(5)

These unearned Three-Year PSAs granted on March 6, 2018 are eligible to be earned based on the Company’s performance over a three-year performance period (2018 – 2020). As the Company achieved an Adjusted EPS growth rate that exceeded the target performance level with respect to the first two years (2018—2019) of the three-year performance period, this amount reflects the maximum number of Three-Year PSAs that each NEO is eligible to earn for the three-year performance period.

(6)

These unearned Three-Year PSAs granted on March 7, 2019 are eligible to be earned based on the Company’s performance over a three-year performance period (2019 – 2021). For a description of the Three-Year PSAs granted in 2019, see “Elements Used to Achieve Compensation Objectives—Long-Term Incentive Awards—Performance Share Awards” beginning on page 28. As the Company achieved an Adjusted EPS growth rate that exceeded the threshold performance level with respect to the first year (2019) of the three-year performance period, this amount reflects the target number of Three-Year PSAs that each NEO is eligible to earn for the three-year performance period.

(7)

These shares of restricted stock were issued pursuant to earned One-Year PSAs granted on March 7, 2019 and vest in three annual installments of one-third each on each anniversary of the vesting commencement date of March 6, 2020. Messrs. Douglas, Chambless, Dye and Fowler did not earn any shares pursuant to their One-Year PSAs granted on March 7, 2019.

Option Exercises and Stock Vested in 2019

The following table reflects certain information with respect to shares of restricted stock that vested during the fiscal year ended December 31, 2019. No stock options were held or exercised by the NEOs during 2019.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
J. Boyd Douglas	—	—	16,556	501,534
Matt J. Chambless	—	—	12,859	389,763
David A. Dye	—	—	16,556	501,534
Christopher L. Fowler	—	—	16,556	501,534
Troy D. Rosser	—	—	9,934	302,117

(1)

The value realized upon the vesting of restricted shares is calculated based on the closing price of our common stock on Nasdaq on the applicable vesting date, or, if the vesting date was not a trading day, the previous trading day, multiplied by the number of shares.

Pension Benefits

The Company does not maintain any plans that provide for payments or other benefits to NEOs at, following, or in connection with their retirement.

Nonqualified Deferred Compensation

The Company does not maintain any defined contribution or other plans that provide for the deferral of compensation to NEOs on a basis that is not tax-qualified.

Potential Payments Upon Termination or Change-in-Control

As described in the Compensation Discussion and Analysis, the NEOs do not have employment, severance or change-in-control agreements with the Company. The information below describes and quantifies the compensation that would have accrued to the NEOs under the 2014 Incentive Plan and the 2019 Incentive Plan (collectively, the “Plans”) upon a termination of the executives’ employment or a change-in-control of the Company on December 31, 2019. However, the actual benefit to a NEO under the Plans can only be determined at the time of the change-in-control event or such executive’s separation from the Company. Additionally, the benefits described below are in addition to benefits available generally to salaried employees upon a termination of employment, such as distributions under the Company’s 401(k) plan and disability benefits.

Accelerated Vesting of Time-Based Restricted Stock

The terms of the restricted stock award agreements with the NEOs under the 2014 Incentive Plan provide for the acceleration of vesting of unvested restricted stock upon the death or “Disability” of the NEO or, at the discretion of the Compensation Committee, upon the NEO’s termination without “Cause,” as such terms are defined in the 2014 Incentive Plan. The award agreements under the 2014 Incentive Plan also provide that all of the shares of restricted stock not previously vested will automatically vest in the event of a “Change in Control” of the Company, as defined in the 2014 Incentive Plan. The amounts reported in the table below for the shares of restricted stock that would have vested in the event of a termination of employment due to death or Disability, a termination without Cause or a Change in Control that occurred on December 31, 2019 are based on the product of (y) the number of shares of restricted stock that were unvested as of December 31, 2019 and (z) our closing stock price of $26.40 on December 31, 2019.

Accelerated Payment of Performance-Based Cash Bonuses

If a NEO’s employment with the Company is terminated due to death or Disability prior to the last day of the performance period, the terms of the performance-based cash bonus awards granted under the 2019 Incentive Plan provide that the performance-based cash bonus will be paid to the NEO at the level he or she would have been entitled to receive had the termination not occurred, and such amount will be calculated on a pro-rated basis for the period from the grant date to the date of the termination. If a NEO’s employment with the Company is terminated without Cause prior to the last day of the performance period, the performance-based cash bonus award will be forfeited. If a Change in Control occurs prior to the last day of the performance period, the cash bonus award will be paid to the NEO at the target level of achievement of the cash bonus award. The amounts reported in the table below for the performance-based cash bonuses that would have been earned in the event of a termination of employment due to death or Disability or a Change in Control that occurred on December 31, 2019 reflect the actual cash bonuses earned by the NEOs for 2019.

Accelerated Vesting of Performance Shares

The terms of the performance share awards that have been granted to the NEOs under the Plans provide that if a NEO’s employment with the Company is terminated due to death or Disability during the performance period, the NEO will earn the number of shares that he or she would have been entitled to receive had the termination not occurred, and such number of shares will be calculated on a pro-rated basis for the period from the grant date to the date of the termination. Such shares will not be subject to the time-based vesting restrictions provided for in the award agreement. If a NEO’s employment with the Company is terminated without Cause during the performance period, the performance share award will be forfeited. If a Change in Control occurs during the performance period, the performance share award will be deemed earned by the NEO at the target level of achievement of the award and such shares will not be subject to the time-based vesting restrictions provided for in the award agreement.

In the event of a termination of employment due to death or Disability, a termination without Cause (at the discretion of the Compensation Committee) or a Change in Control that occurred following the conclusion of the performance period but before all of the earned performance shares have vested, the unvested shares shall vest immediately as of the date of the termination or Change in Control.

The amounts reported in the table below for the One-Year PSAs that would have been earned in the event of a termination of employment due to death or Disability or a Change in Control that occurred on December 31, 2019 are based on the product of (y) the actual number of performance shares earned by the NEOs for 2019 and (z) our closing stock price of $26.40 on December 31, 2019. The amounts reported in the table below for the Three-Year PSAs that would have been earned in the event of a termination of employment due to death or Disability that occurred on December 31, 2019 assume that the Three-Year PSAs would be earned at the target level of achievement and are based on the product of (x) the target number of Three-Year PSAs granted to the NEOs in 2018 or 2019, as applicable, (y) our closing stock price of $26.40 on December 31, 2019 and (z) a fraction, the numerator of which equals the number of days that the NEO was employed during the performance period and the denominator of which equals the total number of days in the performance period (365 / 1,095 or 730 / 1,095, as applicable). The amounts reported in the table below for the Three-Year PSAs that would have been earned in the event of a Change in Control that occurred on December 31, 2019 are based on the product of (y) the target number of Three-Year PSAs granted to the NEOs in 2018 or 2019, as applicable, and (z) our closing stock price of $26.40 on December 31, 2019. The table below also reflects the amounts attributable to shares of restricted stock previously issued pursuant to performance share awards that would have vested in the event of a termination of employment due to death or Disability, a termination without Cause or a Change in Control that occurred on December 31, 2019.

The following table summarizes the potential payments to our NEOs with respect to the (i) shares of time-based restricted stock granted under the 2014 Incentive Plan, (ii) One-Year PSAs granted under the 2019 Incentive Plan, (iii) Three-Year PSAs granted under the 2014 Incentive Plan and the 2019 Incentive Plan, and (iv) performance-based cash bonus awards granted under the 2019 Incentive Plan that would have vested, been deemed earned or been paid, as applicable, in the event that (a) a change in control of CPSI had occurred on December 31, 2019, (b) the employment of the NEO had terminated on December 31, 2019 due to the NEO’s death or Disability or (c) the employment of the NEO had been terminated on December 31, 2019 without Cause.

Name	Amount that Would Have Been Realized in the Event of a Change in Control	Amount that Would Have Been Realized in the Event of the NEO’s Death or Disability	Amount that Would Have Been Realized in the Event of the NEO’s Termination without Cause (1)
J. Boyd Douglas	$1,574,355	$1,384,759	$1,142,988
Matt J. Chambless	$1,312,215	$1,146,282	$949,819
David A. Dye	$1,560,664	$1,371,068	$1,142,988
Christopher L. Fowler	$1,565,673	$1,376,077	$1,142,988
Troy D. Rosser	$1,030,419	$911,874	$710,345

(1)

With respect to the termination of a NEO without Cause, this table assumes that the Compensation Committee would have exercised its discretion under the time-based restricted stock award agreements and approved an acceleration of vesting of all of the shares of restricted stock upon such a termination.

Pay Ratio

SEC rules require companies to disclose the ratio of the annual total compensation of our CEO to the median of the annual total compensation of our other employees. In determining the median employee, we prepared a list of all employees as of December 31, 2019. Consistent with applicable rules, we used reasonable estimates both in the methodology used to identify the median employee and in calculating the annual total compensation of employees other than the CEO. We determined our median employee based on the taxable wages of each of our approximately 2,000 employees (excluding the CEO), as reported in Box 1 on Internal Revenue Service Form W-2. We annualized the taxable wages of full- and part-time employees who joined the Company during 2019.

The annual total compensation of our median employee (other than the CEO) for 2019 was $48,348. As disclosed in the Summary Compensation Table appearing on page 38, our CEO’s annual total compensation for 2019 was 1,375,900. Based on the foregoing, our estimate of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was approximately 28 to 1. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

Non-Management Director Compensation

Our director compensation program is designed to attract and retain highly qualified non-employee directors and to address the time, effort, expertise and accountability required of active board membership. Our Compensation Committee believes that annual compensation for non-employee directors should consist of both cash to compensate members for their services on the Board and its committees, and equity to align the interest of directors and stockholders. Highlights of our director compensation program include:

•	Emphasis on equity in the overall compensation mix

•	Full-value equity grants under a fixed-value annual grant policy

•	Fees for committee service to differentiate individual pay based on workload

•	Additional fees for committee chairs to reflect increased time and effort required

•	A robust stock ownership guideline set at five times the annual cash retainer to support stockholder alignment

In 2019, each of our non-employee directors received an annual cash retainer (paid quarterly in advance) of $60,000 for service as a director. Each director who was a member of the Audit Committee received an additional $5,000, and each director who was a member of the Compensation Committee or the Nominating and Corporate Governance Committee received an additional $4,000. Each director who served on a special committee of the Board during 2019 received an additional fee. Each non-employee director received a grant of shares of restricted stock under the Computer Programs and Systems, Inc. Amended and Restated 2012 Restricted Stock Plan for Non-Employee Directors (the “2012 Restricted Stock Plan for Non-Employee Directors”) having a fair market value of approximately $100,000 on March 7, 2019, which shares of restricted stock vest on the first anniversary of the date of grant. The Board of Directors adopted on March 7, 2019, and the stockholders of the Company approved at the 2019 Annual Meeting of Stockholders, the Computer Programs and Systems, Inc. 2019 Incentive Plan (the “2019 Incentive Plan”). All future equity grants to the non-employee directors will be made under the 2019 Incentive Plan. Directors who are employees of the Company receive no compensation for their service as directors. Directors are also reimbursed for their expenses incurred in attending any meeting of directors.

In accordance with its charter, the Compensation Committee reviews and makes recommendations to the Board of Directors regarding the compensation of our non-employee directors. In making such recommendations, the Compensation Committee takes into consideration the director compensation practices of peer companies and whether such recommendations align with the interests of our stockholders. Like compensation for our executive officers, the Compensation Committee reviews the total compensation of our non-employee directors and each element of our director compensation program annually. At the direction of the Compensation Committee, FW Cook, the Compensation Committee’s independent compensation consultant, analyzes the competitive position of the Company’s director compensation program against the peer group used for executive compensation purposes (see pages 25 to 26 for more information about the Company’s peer group). FW Cook’s analysis in September 2019 showed that overall compensation for non-employee directors was below the peer group median. Despite this below market positioning, our Compensation Committee did not recommend that any changes be made to the annual retainer or annual equity grant for non-employee directors. The Compensation Committee did determine that it was in the best interest of the Company’s stockholders to adopt additional fees for the chairs of the standing committees in order to compensate these individuals for the extensive time and effort required in connection with chairing a committee. The Compensation Committee also chose to decrease the additional fee paid to the non-executive Chairperson of the Board from $50,000 to $40,000 in order to bring this fee in line with the remainder of the non-employee director compensation program, which is slightly below the peer group median. The addition of the committee chair fees ($20,000 per year to the chair of the Audit Committee, $12,500 per year to the chair of the Compensation Committee and $10,000 per year to the chair of the Nominating and Corporate Governance Committee) and the decrease in the additional fee paid to Mr. Tobin as the Chairperson of the Board became effective on October 28, 2019.

The table below summarizes the compensation paid by the Company to the non-employee directors for the fiscal year ended December 31, 2019.

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	Total ($)
Regina M. Benjamin	124,000	99,991	223,991
Charles P. Huffman	133,945	99,991	233,936
W. Austin Mulherin, III	60,000	99,991	159,991
A. Robert Outlaw, Jr.	69,000	99,991	168,991
Jeffrey A. Strong	90,940	99,991	190,931
Glenn P. Tobin	149,000	99,991	248,991
Denise W. Warren	125,000	99,991	224,991

(1)

J. Boyd Douglas, the Company’s President and Chief Executive Officer, and David A. Dye, the Company’s Chief Growth Officer, are not included in this table as they are, and at all times during 2019 were, employees of the Company and thus received no compensation for their service as directors. The compensation received by Mr. Douglas and Mr. Dye as employees of the Company is shown in the Summary Compensation Table on page 38. Christopher T. Hjelm was elected to the Board of Directors effective December 27, 2019 and did not receive any compensation for his service during 2019.

(2)

The amounts reported represent the grant date fair value of the time-based restricted stock granted in 2019, calculated in accordance with FASB ASC Topic 718. See Note 8 to the financial statements in CPSI’s Form 10-K for the year ended December 31, 2019 for the assumptions made in determining the grant date fair value. There can be no assurance that the grant date fair value will ever be realized. As of December 31, 2019, the aggregate number of unvested shares of restricted stock held by each non-employee director, other than Mr. Hjelm, was 3,237 shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage of outstanding shares of common stock beneficially owned as of March 5, 2020 by:

•	each director and director nominee;

•	each executive officer named in the Summary Compensation Table on page 38 of this Proxy Statement;

•	all of our directors and executive officers as a group; and

•	beneficial owners of 5% or more of our common stock.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer is: c/o Computer Programs and Systems, Inc., 6600 Wall Street, Mobile, Alabama 36695.

Name of Beneficial Owner	Number of Shares of Common Stock (1)	% of Shares of Common Stock (2)
BlackRock, Inc. (3)	2,090,366	14.6%
Brown Brothers Harriman & Co. (4)	1,087,450	7.7%
Gilead Capital (5)	1,070,570	7.5%
River Road Asset Management, LLC (6)	1,052,182	7.3%
The Vanguard Group, Inc. (7)	915,854	6.4%
J. Boyd Douglas (8)	233,338	1.6%
David A. Dye (9)	129,023	*
Regina M. Benjamin (10)	7,736	*
Christopher T. Hjelm (11)	640	*
Charles P. Huffman (12)	18,236	*
W. Austin Mulherin, III (13)	18,493	*
A. Robert Outlaw, Jr. (14)	17,753	*
Jeffrey A. Strong (15)	1,073,807	7.5%
Glenn P. Tobin (16)	11,236	*
Denise W. Warren (17)	7,736	*
Matt J. Chambless (18)	43,185	*
Christopher L. Fowler (19)	60,079	*
Troy D. Rosser (20)	41,509	*
All Directors & Executive Officers as a group (15 persons)(21)	1,761,200	12.3%

*	Reflects ownership of less than 1%.
(1)

The number of shares of common stock reflected in the table is that number of shares which are deemed to be beneficially owned under Section 13(d) of the Exchange Act and SEC rules thereunder. Shares deemed to be beneficially owned include shares as to which, directly or indirectly, through any contract, relationship, arrangement, understanding or otherwise, either voting power or investment power is held or shared. Unless otherwise stated, the named person has the sole voting and investment power for the shares indicated.

(2)	Percentage of ownership is based on 14,356,296 shares of Company common stock outstanding as of March 5, 2020.
(3)

The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055. This information is based solely upon our review of an amended Schedule 13G filed by BlackRock, Inc. with the SEC on February 4, 2020, reporting beneficial ownership as of December 31, 2019. The Schedule 13G/A reports that (a) BlackRock, Inc. is a parent holding company or control person, (b) BlackRock, Inc.’s subsidiaries, BlackRock Advisors, LLC, BlackRock Investment Management (UK) Ltd., BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Asset Management Ireland Limited, BlackRock Institutional Trust Company, N.A., BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG and BlackRock Investment Management, LLC, acquired the shares being reported and (c) Blackrock, Inc. has sole voting power with respect to 2,063,162 shares and sole dispositive power with respect to all 2,090,366 shares.

(4)

The address of Brown Brothers Harriman & Co. is 140 Broadway, New York, New York 10005. This information is based solely upon our review of an amended Schedule 13G filed by Brown Brothers Harriman & Co. (“Brown Brothers”) with the SEC on February 14, 2019, reporting beneficial ownership as of February 14, 2019. The Schedule 13G/A reports that, of the 1,087,450 shares reported as beneficially owned, Brown Brothers has sole voting and dispositive power with respect to all 1,087,450 shares.

(5)

Includes (i) 76,173 shares held by Gilead Capital Master Fund Ltd. (“Master Fund”) with shared voting and dispositive power and (ii) 1,070,570 shares held by each of Gilead Capital LP (“GC LP”), Gilead Capital GP LLC (“GC GP”) and Jeffrey A. Strong (collectively with Master Fund, “Gilead Capital”) with shared voting and dispositive power. GC LP, as the investment manager of Master Fund and the Gilead Capital managed accounts, GC GP, as the general partner of GC LP, and Mr. Strong, as the sole director of the Master Fund and the managing member of GC GP, may be deemed the beneficial owner of the shares owned by the Master Fund and the shares held in the Gilead Capital managed accounts. The address of Master Fund is c/o Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008 and the address of each of GC LP, GC GP and Mr. Strong is 157 Columbus Avenue, Suite 403, New York, New York 10023. This information is based solely upon our review of an amended Schedule 13D filed by Gilead Capital with the SEC on February 27, 2019, reporting beneficial ownership as of February 27, 2019. All of the shares held by Gilead Capital are subject to the terms and conditions of the Support Agreement, which is described on page 6 of this Proxy Statement.

(6)

The address of River Road Asset Management, LLC is 462 S. 4th St., Suite 2000, Louisville, Kentucky 40202. This information is based solely upon our review of a Schedule 13G filed by River Road Asset Management, LLC (“River Road”) with the SEC on January 14, 2020, reporting beneficial ownership as of December 31, 2019. The Schedule 13G reports that, of the 1,052,182 shares reported as beneficially owned, River Road has sole voting power with respect to 970,037 shares and sole dispositive power with respect to all 1,052,182 shares.

(7)

The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. This information is based solely upon our review of an amended Schedule 13G filed by The Vanguard Group, Inc. (“Vanguard Group”) with the SEC on February 12, 2020, reporting beneficial ownership as of December 31, 2019. The Schedule 13G/A reports that, of the 915,854 shares reported as beneficially owned, Vanguard Group has sole voting power with respect to 13,465 shares, shared voting power with respect to 849 shares, sole dispositive power with respect to 904,468 shares and shared dispositive power with respect to 11,386 shares. The Schedule 13G/A reports that Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard Group, is the beneficial owner of 10,537 shares as a result of its serving as investment manager of collective trust accounts. The Schedule 13G/A also reports that Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard Group, is the beneficial owner of 3,777 shares as a result of its serving as investment manager of Australian investment offerings.

(8)

Mr. Douglas shares voting and investment power for 100 shares with his wife. Includes a total of 600 shares held in custodial accounts for the benefit of his three children. Also includes 34,597 shares of unvested restricted stock granted to Mr. Douglas under the Company’s 2014 Incentive Plan and 2019 Incentive Plan comprised of (i) 5,798 shares granted on May 11, 2017, (ii) 4,723 shares granted on February 19, 2018 (pursuant to an earned One-Year PSA), (iii) 7,064 shares granted on March 6, 2018, (iv) 7,947 shares granted on February 20, 2019 (pursuant to an earned One-Year PSA) and (v) 9,065 shares granted on March 7, 2019.

(9)

Includes 56,400 shares owned by a trust for the benefit of Mr. Dye and his children. Also includes 34,598 shares of unvested restricted stock granted to Mr. Dye under the Company’s 2014 Incentive Plan and 2019 Incentive Plan comprised of (i) 5,799 shares granted on May 11, 2017, (ii) 4,723 shares granted on February 19, 2018 (pursuant to an earned One-Year PSA), (iii) 7,064 shares granted on March 6, 2018, (iv) 7,947 shares granted on February 20, 2019 (pursuant to an earned One-Year PSA) and (v) 9,065 shares granted on March 7, 2019.

(10)	Includes 3,237 shares of unvested restricted stock granted to Dr. Benjamin on March 7, 2019 under the Company’s 2012 Restricted Stock Plan for Non-Employee Directors.
(11)	Includes 640 shares of unvested restricted stock granted to Mr. Hjelm on January 29, 2020 under the Company’s 2019 Incentive Plan.
(12)

Mr. Huffman shares voting and investment power for 2,000 shares with his wife. Includes 3,237 shares of unvested restricted stock granted to Mr. Huffman on March 7, 2019 under the Company’s 2012 Restricted Stock Plan for Non-Employee Directors.

(13)

Mr. Mulherin shares voting and investment power for 1,400 shares with his wife. Includes 372 shares held in a custodial account for the benefit of his daughter. Also includes 3,237 shares of unvested restricted stock granted to Mr. Mulherin on March 7, 2019 under the Company’s 2012 Restricted Stock Plan for Non-Employee Directors.

(14)	Includes 3,237 shares of unvested restricted stock granted to Mr. Outlaw on March 7, 2019 under the Company’s 2012 Restricted Stock Plan for Non-Employee Directors.

(15)

Mr. Strong was appointed to the Board, effective February 27, 2019, at which time his number of shares beneficially owned included common shares owned directly by Gilead Capital Master Fund Ltd. (“Master Fund”), Gilead Capital LP (“GC LP”), Gilead Capital GP LLC (“GC GP”) and Jeffrey A. Strong (collectively, “Gilead Capital”), which have shared voting and dispositive power with respect to 1,070,570 shares. Mr. Strong, by virtue of his relationship with GC LP and GC GP, may be deemed the beneficial owner of the shares owned by the Master Fund and the shares held in the Gilead Capital managed accounts. Mr. Strong specifically disclaims beneficial ownership of the securities reported herein that are not directly owned by him, except to the extent of his pecuniary interest therein. Also includes 3,237 shares of unvested restricted stock granted to Mr. Strong on March 7, 2019 under the Company’s 2012 Restricted Stock Plan for Non-Employee Directors.

(16)	Includes 3,237 shares of unvested restricted stock granted to Mr. Tobin on March 7, 2019 under the Company’s 2012 Restricted Stock Plan for Non-Employee Directors.
(17)	Includes 3,237 shares of unvested restricted stock granted to Ms. Warren on March 7, 2019 under the Company’s 2012 Restricted Stock Plan for Non-Employee Directors.
(18)

Includes 28,959 shares of unvested restricted stock granted to Mr. Chambless under the Company’s 2014 Incentive Plan and 2019 Incentive Plan comprised of (i) 4,348 shares granted on May 11, 2017, (ii) 3,542 shares granted on February 19, 2018 (pursuant to an earned One-Year PSA), (iii) 6,181 shares granted on March 6, 2018, (iv) 6,953 shares granted on February 20, 2019 (pursuant to an earned One-Year PSA) and (v) 7,935 shares granted on March 7, 2019.

(19)

Includes 34,598 shares of unvested restricted stock granted to Mr. Fowler under the Company’s 2014 Incentive Plan and 2019 Incentive Plan comprised of (i) 5,799 shares granted on May 11, 2017, (ii) 4,723 shares granted on February 19, 2018 (pursuant to an earned One-Year PSA), (iii) 7,064 shares granted on March 6, 2018, (iv) 7,947 shares granted on February 20, 2019 (pursuant to an earned One-Year PSA) and (v) 9,065 shares granted on March 7, 2019.

(20)

Includes 21,368 shares of unvested restricted stock granted to Mr. Rosser under the Company’s 2014 Incentive Plan and 2019 Incentive Plan comprised of (i) 3,262 shares granted on May 11, 2017, (ii) 3,055 shares granted on February 19, 2018 (pursuant to an earned One-Year PSA), (iii) 4,415 shares granted on March 6, 2018, (iv) 4,967 shares granted on February 20, 2019 (pursuant to an earned One-Year PSA) and (v) 5,669 shares granted on March 7, 2019.

(21)	Includes shares of unvested restricted stock as described in footnotes (8)-(20).

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than ten percent (10%) of our common stock, to file reports of ownership and changes in ownership of Company common stock held by them with the SEC. Copies of these reports must also be provided to the Company. Based on our review of these reports, we believe that, during the year ended December 31, 2019, all reports required to be filed during such year were filed on a timely basis, except that a late Form 4 was filed on behalf of Robert D. Hinckle to report a gift of shares of Company common stock on December 5, 2018.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policy for the Review and Approval of Related Person Transactions

We may occasionally enter into or participate in transactions with certain “related persons.” Related persons include our executive officers, directors, 5% or more beneficial owners of our common stock, immediate family members of these persons, and entities in which one of these persons has a direct or indirect material interest. We refer to transactions with these related persons as “related person transactions.” We have a written policy regarding the review and approval of related person transactions.

In accordance with this policy, and except for certain transactions subject to standing pre-approval under the policy, our Audit Committee must review and approve all such related person transactions that exceed or are expected to exceed $100,000 in any calendar year. This $100,000 threshold is less than the $120,000 threshold requiring disclosure under the rules of the SEC. The Audit Committee considers all relevant factors when determining whether to approve a related person transaction, including whether the related person transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. No director may participate in any discussion or approval of any related person transaction in which he or she is a related person, but that director is required to provide the Audit Committee with all material information concerning the transaction.

Related Person Transactions

Matt Cole, the brother-in-law of W. Austin Mulherin, III (a director of the Company), is employed by the Company as a sales manager. Matt Cole received total compensation of $421,520 from the Company during 2019. The Audit Committee reviewed and approved the compensation of Mr. Cole.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is currently composed of three directors who are independent directors as defined under existing Nasdaq rules and SEC rules. The Audit Committee operates under a written charter, as last amended by the Board of Directors on March 6, 2020.

The Audit Committee hereby submits the following report:

•	We have reviewed and discussed with management the Company’s audited financial statements as of, and for, the year ended December 31, 2019.

•

We have discussed with the independent registered public accountants, Grant Thornton LLP, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”).

•

We have received and reviewed the written disclosures and the letter from Grant Thornton LLP required by applicable PCAOB standards regarding Grant Thornton LLP’s communications with the Audit Committee concerning independence, and have discussed with Grant Thornton LLP their independence. We considered whether the provision of non-financial audit services was compatible with Grant Thornton LLP’s independence in performing financial audit services.

Based on the review and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC. It should be noted that management is responsible for the Company’s financial reporting process, including its system of internal controls, and the preparation of financial statements in accordance with accounting principles generally accepted in the United States of America. The Company’s independent registered public accountants are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures.

AUDIT COMMITTEE

Charles P. Huffman, Chairperson

A. Robert Outlaw, Jr.

Denise W. Warren

PROPOSAL 2

ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers (“NEOs”) as disclosed in this Proxy Statement in accordance with the rules of the SEC. We intend to hold such an advisory vote on the compensation of our NEOs, commonly known as a “say-on-pay” vote, each year in connection with our Annual Meeting of Stockholders until the next vote on the frequency of the “say-on-pay” vote or until our Board of Directors otherwise determines that a different frequency for this advisory vote is in the best interests of our stockholders. The next advisory vote on the frequency of “say-on-pay” votes will occur no later than 2023.

As described in detail under the heading “Compensation Discussion and Analysis,” we seek to align the interests of our NEOs with the interests of our stockholders and to reward performance that enhances stockholder returns. As discussed in the “Compensation Discussion and Analysis,” the Compensation Committee intends to continue to emphasize performance-based compensation and strengthen the link between executive compensation and the Company’s long-term performance, as evidenced by the following recent improvements made to the compensation program:

•	granting performance share awards and performance-based cash bonus awards to the Company’s executive officers since 2014;

•	transitioning to an equity compensation mix that is more heavily weighted in favor of performance-based equity than time-based equity;

•	transitioning from one-year performance share awards to three-year performance share awards;

•	adding a peer comparison metric to our long-term equity incentive awards;

•	requiring our executives to hold a meaningful stake in the Company’s common stock;

•	adding performance metrics to the annual cash incentive program that reflect how management evaluates the Company’s operations;

•	using the current year financial plan to set performance targets instead of prior-year performance; and

•	applying a cumulative, three-year performance goal to the three-year performance share awards.

We believe that our compensation program has been, and will continue to be, successful in retaining and motivating our executive officers necessary for the current and long-term success of the Company.

We are asking our stockholders to indicate their support for the compensation of our NEOs as described in this Proxy Statement. This proposal gives our stockholders the opportunity to express their views on the compensation of our NEOs. This vote is not intended to address any specific element of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, in accordance with Section 14A of the Securities Exchange Act of 1934, as amended, we are asking our stockholders to vote FOR the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the NEOs, as disclosed in the Company’s Proxy Statement for the 2020 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2019 Summary Compensation Table and the other related tables and disclosure.”

This “say-on-pay” vote is advisory and, therefore, is not binding on the Company, our Board of Directors, or our Compensation Committee. However, our Board and our Compensation Committee value the opinions of our stockholders and will take into account the outcome of this vote in considering future compensation arrangements. To the extent there is any significant vote against the compensation of our NEOs as disclosed in this Proxy Statement, the Compensation Committee and Board will evaluate whether any actions are necessary to address the concerns of stockholders.

The Board of Directors recommends that the stockholders vote FOR Proposal 2.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

At the direction of the Audit Committee, the ratification of the appointment of Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accountants for the year ending December 31, 2020 is being presented to the stockholders for approval at the Annual Meeting. If the appointment of independent registered public accountants is not ratified, the Audit Committee will reconsider its appointment of independent registered public accountants.

General

The Audit Committee has approved the engagement of Grant Thornton as the Company’s independent registered public accountants for the year ending December 31, 2020. Grant Thornton has been engaged by the Company since 2004 and has audited the financial statements of the Company for the years ended December 31, 2004 through December 31, 2019.

It is expected that a representative of Grant Thornton will be present at the Annual Meeting to respond to appropriate questions, and will be given the opportunity to make a statement if he or she so desires.

Fees Paid to Grant Thornton LLP

The following table presents the fees paid or accrued by the Company for the audit and other services rendered by Grant Thornton for the years ended December 31, 2019 and 2018.

	2019	2018
Audit Fees	$796,702	$809,036
Audit-Related Fees	$10,600	$11,130
Tax Fees	$0	$0
All Other Fees	$0	$0
TOTAL	$807,302	$820,166

Audit Fees. Audit Fees for the last two years were for professional services rendered by the independent registered public accountants in connection with (i) the audits of the Company’s annual financial statements and audits of the effectiveness of the Company’s internal control over financial reporting, and (ii) the review of the Company’s quarterly financial statements.

Audit-Related Fees. Audit-Related Fees for the last two years were for other assurance-related services.

Tax Fees. There were no Tax Fees paid to Grant Thornton in 2019 or 2018.

All Other Fees. All Other Fees encompasses any services provided by the independent registered public accountants other than the services reported in the other above categories. There were no All Other Fees paid to Grant Thornton in 2019 or 2018.

Pre-Approval Policy

The Audit Committee’s policy is to specifically pre-approve all audit and non-audit services to be rendered by the independent registered public accountants. Through this policy, the Audit Committee can effectively monitor the costs of services and can ensure that the provision of such services does not impair the registered accountant’s independence. During the year ended December 31, 2019, all audit and non-audit services were approved, in advance, by the Audit Committee in compliance with these procedures.

The Board of Directors recommends that the stockholders vote FOR Proposal 3.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any business which will be presented for consideration at the Annual Meeting other than that specified herein and in the Notice of Annual Meeting of Stockholders, but if other matters are properly presented, it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters.

DEADLINE FOR STOCKHOLDER PROPOSALS

In order for a proposal by a stockholder of the Company to be eligible to be included in the proxy statement and proxy form for the 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”) pursuant to the proposal process mandated by SEC Rule 14a-8, the proposal must be received by the Company’s Corporate Secretary at Computer Programs and Systems, Inc., 6600 Wall Street, Mobile, Alabama 36695, on or before November 18, 2020. If the date of the 2021 Annual Meeting changes by more than 30 days from April 30, 2021, then the deadline to submit stockholder proposals for inclusion in the proxy statement for the 2021 Annual Meeting will be a reasonable time before the Company begins to print and mail its proxy materials for the 2021 Annual Meeting. The Company will determine whether to include a proposal in the 2021 proxy statement in accordance with the SEC rules governing the solicitation of proxies.

If a stockholder proposal is submitted outside the proposal process mandated by SEC Rule 14a-8, and is submitted instead under the Company’s advance notice Bylaw provision (Section 1.13 of the Bylaws), the proposal must be received by the Company’s Corporate Secretary at Computer Programs and Systems, Inc., 6600 Wall Street, Mobile, Alabama 36695 not earlier than December 31, 2020 nor later than January 30, 2021, together with the necessary supporting documentation required under that Bylaw provision. If the date of the 2021 Annual Meeting is advanced by more than 30 days or is delayed by more than 70 days from April 30, 2021, then to be timely the nomination or proposal must be received by the Company no earlier than the 120th day prior to the 2021 Annual Meeting and no later than the close of business on the later of the 90th day prior to the meeting and the 10th day following the day on which public announcement of the date of the 2021 Annual Meeting is first made.

A COPY OF OUR 2019 ANNUAL REPORT TO STOCKHOLDERS, WHICH INCLUDES OUR FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, IS ENCLOSED WITH THIS PROXY STATEMENT. IF THE ANNUAL REPORT IS NOT INCLUDED, PLEASE NOTIFY US IN WRITING AT COMPUTER PROGRAMS AND SYSTEMS, INC., ATTENTION: DAVID A. DYE, 6600 WALL STREET, MOBILE, ALABAMA 36695.

HOUSEHOLDING OF PROXY MATERIALS

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, please notify your broker. You may also call the Broadridge Householding Election system at (866) 540-7095 to decline or modify previous householding elections. You can also request prompt delivery of a copy of the proxy statement and annual report by sending a written request to Computer Programs and Systems, Inc., 6600 Wall Street, Mobile, Alabama 36695, Attn: Corporate Secretary.

ANNUAL MEETING OF COMPUTER PROGRAMS AND SYSTEMS, INC.

Date:	April 30, 2020
Time:	08:00 A.M. (Central Time)
Place:	The Grand Hotel Golf Resort & Spa One Grand Boulevard Point Clear, Alabama 36564

Please make your marks like this: ☒ Use dark black pencil or pen only Board of Directors Recommends a Vote FOR proposals 1, 2 and 3.

1: Election of Class III Directors				Directors Recommend
	For	Against	Abstain
01 Regina M. Benjamin	☐	☐	☐	For
02 David A. Dye	☐	☐	☐	For
03 Christopher T. Hjelm	☐	☐	☐	For

2: To approve on an advisory basis the compensation of the Company’s named executive officers.	☐	☐	☐	For

3: To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accountants for the year ending December 31, 2020.	☐	☐	☐	For

4: To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign.Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Annual Meeting of Computer Programs and Systems, Inc.

to be held on Thursday, April 30, 2020

for Holders as of March 5, 2020

This proxy is being solicited on behalf of the Board of Directors

INTERNET	VOTE BY:	TELEPHONE
Go To		866-509-1050
www.proxypush.com/CPSI • Cast your vote online. • View Meeting Documents.	OR MAIL	• Use any touch-tone telephone. • Have your Proxy Card/Voting Instruction Form ready. • Follow the simple recorded instructions.

OR	•	Mark, sign and date your Proxy Card/Voting Instruction Form.
	•	Detach your Proxy Card/Voting Instruction Form.
	•	Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The undersigned hereby appoints J. Boyd Douglas and Matt J. Chambless, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Computer Programs and Systems, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE PROPOSAL IN ITEM 2 AND AUTHORITY WILL BE DEEMED GRANTED UNDER ITEM 3.

PROXY TABULATOR FOR COMPUTER PROGRAMS AND SYSTEMS, INC.
P.O. BOX 8016 CARY, NC 27512-9903

Proxy — Computer Programs and Systems, Inc.
Annual Meeting of Stockholders
April 30, 2020, 8:00 a.m. (Central Daylight Time)
This Proxy is solicited on Behalf of the Board of Directors

The undersigned appoints J. Boyd Douglas and Matt J. Chambless (the “Named Proxies”) and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of Computer Programs and Systems, Inc., a Delaware corporation (“the Company”), at the Annual Meeting of Stockholders of the Company to be held at The Grand Hotel Golf Resort & Spa, One Grand Boulevard, Point Clear, Alabama 36564, on Thursday, April 30, 2020 at 8:00 a.m. (CDT) and all adjournments thereof.

The purpose of the Annual Meeting is to take action on the following:
1.	Proposal 1 — Election of Class III Directors;
2.	Proposal 2 — Advisory vote on compensation of named executive officers;
3.	Proposal 3 — Ratification of the appointment of the Company’s independent registered public accountants; and
4.	Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

The three (3) directors up for re-election are: Regina M. Benjamin, David A. Dye and Christopher T. Hjelm.

The Board of Directors of the Company recommends a vote “FOR” all nominees for director and “FOR” proposals 2 and 3.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all nominees for director and “FOR” each proposal. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card.

                To attend the meeting and vote your shares            ☐

                 in person, please mark this box.